                                                                      EXHIBIT 99












                      J.B. HUNT TRANSPORT SERVICES, INC.
                           EMPLOYEE RETIREMENT PLAN

                             AMENDED AND RESTATED
                        EFFECTIVE AS OF JANUARY 1, 1995













                      J.B. HUNT TRANSPORT SERVICES, INC.
                               LOWELL, ARKANSAS

          J.B. HUNT TRANSPORT SERVICES, INC. EMPLOYEE RETIREMENT PLAN
          -----------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE/SECTION                                                            PAGE
- ---------------                                                            ----

PREAMBLE.................................................................    v

ARTICLE I - DEFINITIONS..................................................    1
        Section 1.01 - Non-Gender Clause.................................    1
        Section 1.02 - Accounts..........................................    1
        Section 1.03 - Affiliate.........................................    1
        Section 1.04 - Age...............................................    1
        Section 1.05 - Beneficiary.......................................    1
        Section 1.06 - Board of Directors................................    1
        Section 1.07 - Break in Service..................................    2
        Section 1.08 - Code..............................................    2
        Section 1.09 - Company...........................................    2
        Section 1.10 - Compensation......................................    2
        Section 1.11 - Deductible Employee Contribution Account..........    3
        Section 1.12 - Deductible Employee Contributions.................    3
        Section 1.13 - Effective Date....................................    3
        Section 1.14 - Employee..........................................    3
        Section 1.15 - Employer or Employers.............................    4
        Section 1.16 - Employer Matching Contribution Account............    4
        Section 1.17 - Employer Matching Contributions...................    4
        Section 1.18 - Employment (or Reemployment) Commencement Date....    4
        Section 1.19 - ERISA or Act......................................    4
        Section 1.20 - Forfeiture........................................    4
        Section 1.21 - Hour of Service...................................    4
        Section 1.22 - Normal Retirement Age.............................    6
        Section 1.23 - Participant.......................................    6
        Section 1.24 - Plan..............................................    6
        Section 1.25 - Plan Administrator................................    6
        Section 1.26 - Plan Year.........................................    6
        Section 1.27 - Retirement Committee..............................    6
        Section 1.28 - Rollover Account..................................    6
        Section 1.29 - Rollover Contributions............................    6
        Section 1.30 - Salary Reduction Contribution Account.............    6
        Section 1.31 - Salary Reduction Contributions....................    7
        Section 1.32 - Termination of Employment or Terminates Employment    7
        Section 1.33 - Totally and Permanently Disabled or Total and
                       Permanent Disability..............................    7
        Section 1.34 - Trust or Trust Agreement..........................    7
        Section 1.35 - Trust Fund........................................    7
        Section 1.35 - Trustee...........................................    7

                                                                         Page i

        Section 1.37 - Valuation Date...................................      7
        Section 1.38 - Years of Eligibility Service.....................      7
        Section 1.39 - Years of Vesting Service.........................      8

ARTICLE II - PARTICIPATION IN THE PLAN..................................      9
        Section 2.01 - Eligibility to Participate.......................      9
        Section 2.02 - Administrative Procedures........................      9
        Section 2.03 - Plan and Trust Binding...........................     10
        Section 2.04 - Duration of Participation........................     10

ARTICLE III - CONTRIBUTIONS.............................................     11
        Section 3.01 - Additional Definitions...........................     11
        Section 3.02 - Salary Reduction Contributions...................     16
        Section 3.03 - Employer Matching Contributions and Forfeitures..     17
        Section 3.04 - Rollover Contributions...........................     19
        Section 3.05 - Change/Suspension of Contributions...............     20
        Section 3.06 - Maximum Deductible Contributions; Mistaken and
                       Non-Deductible Contributions.....................     20
        Section 3.07 - Maximum Annual Additions.........................     20
        Section 3.08 - Corrective Adjustments...........................     21
        Section 3.09 - Mathematical Nondiscrimination Test for
                       Employer Matching Contributions; Disposition
                       of Excess Amounts................................     21
        Section 3.10 - Mathematical Nondiscrimination Test for Salary
                       Reduction Contributions; Disposition of Excess
                       Amounts..........................................     23

ARTICLE IV - ACCOUNTS OF PARTICIPANTS...................................     27
        Section 4.01 - Trust Fund Valuation.............................     27
        Section 4.02 - Adjustment of Accounts...........................     27
        Section 4.03 - Trustee's and Retirement Committee's
                       Determinations Binding...........................     27
        Section 4.04 - Investment of Accounts...........................     27

ARTICLE V - DISTRIBUTIONS UNDER THE PLAN................................     31
        Section 5.01 - Valuation of Accounts for Distribution...........     31
        Section 5.02 - Distributable Events; Vesting; Forfeitures.......     31
        Section 5.03 - Forms of Distribution............................     34
        Section 5.04 - Cash-Out of Benefits; Consent Requirement for
                       Immediately Distributable Benefits...............     34
        Section 5.05 - Restoration by the Employers.....................     35
        Section 5.06 - Withdrawals by Participants......................     36
        Section 5.07 - Loans to Participants............................     38
        Section 5.08 - Limitation on Timing of Distributions............     41
        Section 5.09 - Required Distributions...........................     41
        Section 5.10 - Alternate Payment of Death Benefits..............     42
        Section 5.11 - Distributions Under Qualified Domestic Relations
                       Orders...........................................     42
        Section 5.12 - Transfer of Interest.............................     43

                                                                        Page ii

ARTICLE VI - THE PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE............     45
        Section 6.01 - Plan Administrator and Retirement Committee......     45
        Section 6.02 - Term and Compensation of Retirement Committee....     45
        Section 6.03 - Claims Procedure.................................     45
        Section 6.04 - Powers and Duties of the Retirement Committee....     46
        Section 6.05 - Directing Payments...............................     47
        Section 6.06 - Non-Discrimination...............................     47
        Section 6.07 - Legal Counsel....................................     47
        Section 6.08 - Indemnification..................................     47
        Section 6.09 - Required Vote; Records...........................     47

ARTICLE VII - THE TRUST FUND AND THE TRUSTEE............................     49
        Section 7.01 - Trust Agreement..................................     49
        Section 7.02 - Trust Fund.......................................     49
        Section 7.03 - Non-Reversion; Exclusive Benefit Clause..........     49
        Section 7.04 - Removal of Trustee...............................     49
        Section 7.05 - Powers of Trustee................................     49
        Section 7.06 - Trust Agreement Part of Plan.....................     49
        Section 7.07 - Trustee's Settlement of Accounts.................     49

ARTICLE VIII - AMENDMENT AND TERMINATION................................     50
        Section 8.01 - Amendment........................................     50
        Section 8.02 - Termination; Discontinuance of Contributions;
                       Partial Termination..............................     50
        Section 8.03 - Distribution of Accounts Upon Termination;
                       Discontinuance of Contributions; Partial
                       Termination......................................     50
        Section 8.04 - Amendment to Vesting Schedule....................     51

ARTICLE IX - MISCELLANEOUS PROVISIONS...................................     52
        Section 9.01 - Plan Merger, Consolidation or Transfer of Assets.     52
        Section 9.02 - Spendthrift Clause...............................     52
        Section 9.03 - Plan Voluntary...................................     52
        Section 9.04 - Reservation of Right to Suspend or Discontinue
                       Contributions....................................     52
        Section 9.05 - Non-Guarantee of Employment......................     52
        Section 9.06 - Governing Law....................................     53
        Section 9.07 - Facility of Payment..............................     53
        Section 9.08 - Fiduciaries......................................     53
        Section 9.09 - Allocation of Fiduciary Responsibilities.........     53
        Section 9.10 - Successor Employers..............................     53
        Section 9.11 - Missing Persons..................................     54
        Section 9.12 - Severability Clause..............................     54
        Section 9.13 - Text of Plan Document Controls...................     54
        Section 9.14 - Plan and Trust Expenses..........................     54

                                                                       Page iii

ARTICLE X - PARTICIPATION BY AFFILIATES OF THE COMPANY..................     55
        Section 10.01 - Adoption by Affiliates..........................     55
        Section 10.02 - Amendment.......................................     55

ARTICLE XI - TOP HEAVY PROVISIONS.......................................     56
        Section 11.01 - Additional Definitions..........................     56
        Section 11.02 - Application.....................................     58
        Section 11.03 - Special Vesting Rule............................     59
        Section 11.04 - Special Minimum Contributions...................     60

SIGNATURES..............................................................     61

                                                                        Page iv

                      J.B. HUNT EMPLOYEE RETIREMENT PLAN
                      ----------------------------------

                                   PREAMBLE
                                   --------



Effective January 1, 1980, the Board of Directors of J.B. Hunt Transport, Inc. established the J.B. Hunt Employee Profit Sharing Plan (hereinafter referred to as the "Original Plan").

Effective January 1, 1987 (and effective November 1, 1987 with respect to provisions pertaining to the new Internal Revenue Code section 401(k) cash or deferred arrangement), J.B. Hunt Transport, Inc. amended and restated the Original Plan in its entirety to be known as the J.B. Hunt Employee Retirement Plan (the "Second Plan").

Effective January 1, 1989, J.B. Hunt Transport, Inc. amended and restated the Second Plan in its entirety, which plan continued to be known as the J.B. Hunt Employee Retirement Plan (the "Prior Plan").

J.B. Hunt Transport, Inc. has since adopted Amendment No. One to the Prior Plan, effective January 1, 1989.

On or about September 1, 1990, J.B. Hunt Transport Services, Inc. (hereinafter referred to as the "Company" or as an "Employer") assumed the role of Plan Sponsor.

By this agreement, generally effective January 1, 1995, the Company is adopting an amendment and restatement in its entirety of the Prior Plan which shall continue to be known as the J.B. Hunt Employee Retirement Plan (hereinafter referred to as the "Plan").

The purpose of the Plan is to provide additional incentive and retirement security for eligible employees of the company by permitting contributions to the Plan that are tax-deferred under section 401(k) of the Internal Revenue Code which will also be matched by contributions made by the employers.

It is intended that the Plan shall be approved and qualified by the Internal Revenue Service as a profit sharing plan which satisfies the pertinent requirements of the Internal Revenue Code with respect to employee plans and trusts (i) so that certain contributions made under the Plan shall be tax deferred under section 401(k) of the Internal Revenue Code, (ii) so that the employers may deduct for federal income tax purposes their contributions to the Trust Fund, (iii) so that the employer contributions so made and the income of the Trust Fund will not be taxable to the Participants as income until received, and (iv) so that the income of the Trust Fund shall be exempt from federal income tax.

It is also intended that the Plan, together with the Trust Agreement, shall satisfy any applicable requirements of the Employee Retirement Income Security Act of 1974, as amended by the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity

                                                                          Page v

Act of 1984, the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments Act of 1992 and the Omnibus Budget Reconciliation Act of 1993, and the Plan and Trust Agreement shall be interpreted, wherever possible, to comply with the terms of such acts and the applicable regulations and rulings issued thereunder.

                                                                       Page vi

                            ARTICLE I - DEFINITIONS
                            -----------------------

The following terms, as used in the Plan, shall have the meaning specified in this Article I, unless a different meaning is clearly required by the context in which it is used:

SECTION 1.01 - NON-GENDER CLAUSE  Any words herein used in the masculine
- --------------------------------
shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

SECTION 1.02 - ACCOUNTS  The term "Accounts" shall mean the Participant's
- -----------------------            --------
Deductible Employee Contribution Account, Employer Matching Contribution Account, Rollover Account and Salary Reduction Contribution Account.

SECTION 1.03 - AFFILIATE  The term "Affiliate" shall mean any corporation or
- ------------------------
unincorporated trade or business which is a member, as is the Company, of the same controlled group of corporations, the same group of trades or businesses under common control, or the same affiliated service group (within the meaning of Code sections 414(b), 414(c) or 414(m), respectively). Affiliate shall also include any other entity required to be aggregated with an Employer pursuant to regulations issued under section 414(o) of the Code.

SECTION 1.04 - AGE  The term "Age" shall mean the age, in years (and a
- ------------------            ---
partial year, as applicable), of a Participant as of the last anniversary of his date of birth.

SECTION 1.05 - BENEFICIARY  The term "Beneficiary" shall mean the spouse of
- --------------------------            -----------
the Participant, or, in the event that either:

(i) the Participant has no spouse at his death or the spouse cannot be located, or

(ii) his spouse to whom he is married to at his death upon proper notification agreed, in a writing witnessed by a notary public or authorized representative of the Retirement Committee acknowledging the effect of such election, to the designation of another Beneficiary and/or contingent Beneficiary, which could not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), the term Beneficiary shall mean the person or persons designated as such by the Participant in the latest written notice to the Retirement Committee on a form approved by the Retirement Committee. If any Beneficiary so designated predeceases the Participant, the provisions of Section 5.10 herein shall apply. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described.

SECTION 1.06 - BOARD OF DIRECTORS  The term "Board of Directors" shall mean
- ---------------------------------            ------------------
the Board of Directors of the Company unless in the context in which it is used, it clearly means the Board of Directors of another Employer.

SECTION 1.07 - BREAK IN SERVICE  The term "Break in Service" shall mean any
- -------------------------------            ----------------
Plan Year during which an Employee (regardless of any period of exclusion contained in Section 1.14) or former Employee is not credited with more than five hundred (500) Hours of Service.

Notwithstanding the above, a Participant shall not incur a Break in Service in the first Plan Year that he is not credited with more than five hundred (500) Hours of Service because of a "maternity or paternity absence" as defined in sections 410(a)(5)(E) and 411(a)(6)(E) of the Code, i.e., because of:

(i)    pregnancy of an Employee;

(ii)   birth of a child of an Employee;

(iii)  placement of a child for adoption with an Employee; or

(iv) caring for a child during the period immediately following such a birth or placement.

To the extent not already credited under the Plan, in the case of a maternity or paternity absence, solely for purposes of determining whether or not an Employee has incurred a Break in Service, Hours of Service shall be credited to each such Employee hereunder based on the Hours of Service he would otherwise have been credited but for such absence, or in the case of which such hours cannot be determined, on the basis of eight (8) hours per day of such absence. The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year in which the maternity or paternity absence begins if necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Plan Year.

SECTION 1.08 - CODE  The term "Code" shall mean the Internal Revenue Code of
- -------------------            ----
1986, as amended from time to time.

SECTION 1.09 - COMPANY  The term "Company" shall mean J.B. Hunt Transport
- ----------------------            -------
Services, Inc., an Arkansas corporation, whose principal place of business is located in Lowell, Arkansas.

SECTION 1.10 - COMPENSATION  The term "Compensation" shall mean, except as
- ---------------------------            ------------
otherwise provided herein, the total salary or wages including bonuses, overtime and commissions for which a Participant is paid or entitled to be paid by an Employer for the performance of duties during the Plan Year, and the amount of any contributions made by an Employer to the Plan and to a Code section 125 plan for the Employee's benefit on a salary reduction basis. Compensation as defined in this section shall exclude (even if includable in income) (i) disability pay,
(ii) reimbursements or other expense allowances, (iii) cash and noncash fringe benefits including, but not limited to, club dues, personal use of corporate owned automobiles, car allowances, excess group-term life insurance, etc., (iv) moving expenses, (v) deferred compensation (at the time of the deferral), and
(vi) welfare benefits.

Effective January 1, 1994, notwithstanding the definition of Compensation above to the contrary, the aggregate Compensation of any Participant which is in excess of one hundred fifty thousand dollars ($150,000) for any Plan Year shall not be recognized by the Plan in computing contributions or benefits. Such one hundred fifty thousand dollar ($150,000) limit shall be adjusted for cost-of-living increases as provided in Code sections 401(a)(17) and 415(d).

IMPORTANT FAMILY MEMBER RULE FOR $150,000 COMPENSATION CAP: For purposes of applying the $150,000 limitation in the immediately preceding paragraph, in determining the Compensation of a Participant who is a Highly Compensated Employee [as defined in Section 3.01(h)] by reason of being a Five Percent (5%) Owner [as defined in Section 3.01(g)] or a member of the group consisting of the ten (10) Highly Compensated Employees paid the greatest Total Compensation [as defined in Section 3.01(k)] during the Plan Year, Compensation of such Employee shall include the Compensation of "family members" who are Participants.
"Family members" as used herein shall mean the spouse of the Participant and any lineal descendants of the Participant who have not attained Age nineteen (19) before the close of the year. If such aggregated Compensation for the year exceeds the dollar limit, then the dollar limit applicable to each of the aggregated Participants' Compensation for such year will be $150,000, adjusted for cost-of-living increases, multiplied by a fraction, the numerator of which is such Participant's unlimited Compensation for such year and the denominator of which is the sum of all of the aggregate Participants' unlimited Compensation for such year.

SECTION 1.11 - DEDUCTIBLE EMPLOYEE CONTRIBUTION ACCOUNT  The term "Deductible
- -------------------------------------------------------            ----------
Employee Contribution Account shall mean the account established on behalf of a
- -----------------------------
Participant which shall be credited with (i) the amount of any Deductible Employee Contributions made pursuant to the terms of the Original Plan or Second Plan, as applicable (attributable to periods) prior to January 1, 1987, and (ii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.02(a) hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02(a) hereof, and any benefit payments or withdrawals. The value of an Employee's Deductible Employee Contribution Account shall be nonforfeitable at all times.

SECTION 1.12 - DEDUCTIBLE EMPLOYEE CONTRIBUTIONS  The term "Deductible
- ------------------------------------------------            ----------
Employee Contributions" shall mean the "qualified voluntary employee
- ----------------------
contributions or QVEC's" a Participant has made as provided under the terms of the Original Plan and Second Plan, as applicable, (attributable to periods) prior to January 1, 1987.

SECTION 1.13 - EFFECTIVE DATE  The term "Effective Date" shall mean January
- -----------------------------            --------------
1, 1995 with respect to the Plan. See the Preamble for the respective effective dates of the Original Plan, Second Plan and Prior Plan.

SECTION 1.14 - EMPLOYEE  The term "Employee" shall mean each employee of an
- -----------------------            --------
Employer excluding, however, (i) any "leased employee" as defined in section 414(n)(2) of the Code, (ii) non-resident aliens who receive no earned income from an Employer which constitutes income from sources within the United States, and (iii) any employee that is a part of a collective bargaining unit, provided, there is evidence that retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer, unless the Employer and the collective bargaining unit have agreed to coverage hereunder.

SECTION 1.15 - EMPLOYER OR EMPLOYERS  The term "Employer" or "Employers"
- ------------------------------------            --------      ---------
shall mean, either collectively or severally according to the context in which it is used, the Company and any Affiliate which adopts the Plan, and subject to the provisions of Article IX, any corporation or other entity into which an Employer shall be merged or consolidated or to which all or substantially all of its assets may be transferred.

SECTION 1.16 - EMPLOYER MATCHING CONTRIBUTION ACCOUNT  The term "Employer
- -----------------------------------------------------            --------
Matching Contribution Account" shall mean the account established on behalf of a
- -----------------------------
Participant which shall be credited with (i) the amount of any Employer Matching Contributions allocated to the Participant pursuant to Sections 3.03(a) and 3.03(b) hereof, (ii) the amount of the Participant's "employer profit sharing account" as defined under the Prior Plan (which shall be merged into this account as of the close of business on December 31, 1994), and (iii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.02(a) hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02(a) hereof, and any benefit payments or reductions due to a foreclosure or offset against the Participant's outstanding loan.

SECTION 1.17 - EMPLOYER MATCHING CONTRIBUTIONS  The term "Employer Matching
- ----------------------------------------------            -----------------
Contributions" shall mean the contributions the Employers may make as provided
- -------------
in Sections 3.03(a) and 3.03(b) hereof.

SECTION 1.18 - EMPLOYMENT (OR REEMPLOYMENT) COMMENCEMENT DATE  The term
- -------------------------------------------------------------
"Employment (or Reemployment) Commencement Date" shall mean the date an Employee
 ----------------------------------------------
(or reemployed Employee) first performs an Hour of Service for an Employer.

SECTION 1.19 - ERISA OR ACT  The term "ERISA" or "Act" shall mean Public Law
- ---------------------------            -----      ---
No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

SECTION 1.20 - FORFEITURE  The term "Forfeiture" shall mean the nonvested
- -------------------------            ----------
percentage of the Employer Matching Contribution Account of a Participant who has Terminated Employment for all Employers and other Affiliates. The disposition of such amounts shall be as set forth in Section 3.03(c) hereof.

SECTION 1.21 - HOUR OF SERVICE  The term "Hour of Service" shall mean any
- ------------------------------            ---------------
hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer:

(i)    for the performance of duties for an Employer;

(ii) for other reasons not requiring the performance of duties, such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; or

(iii) as a result of a back pay award (irrespective of mitigation of damages), which has been awarded or agreed to by an Employer.

Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties shall be credited to the period of periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

The Hours of Service to be credited to an Employee under clause (i) and/or clause (iii) of the first paragraph of this section for which duties were performed shall be based upon the actual number of Hours of Service for which he is directly or indirectly compensated as hereinabove provided. In the case of Employees who are "drivers" (as defined in the employee records of the Employers), if such an Employee receives credit for at least one (1) Hour of Service during a week, in lieu of actual hours credited as determined herein, he shall be given a credit for forty-five (45) Hours of Service for each such week.

The number of Hours of Service to be credited to an Employee under clause (ii) and/or clause (iii) of the first paragraph of this section for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he received compensation or a back pay award. In the case of the preceding sentence, if an Employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day or forty (40) hour week. If an Employee receives direct or indirect compensation under clause
(ii) and/or clause (iii) of the first paragraph of this section for which no duties were performed that was not based upon "units of time," the Hours of Service to be credited shall be calculated pursuant to Department of Labor Regulation 2530.200b-2(b) and (c) or any successor thereto which may be promulgated by the Internal Revenue Service pursuant to the ERISA Reorganization Plan of 1978.

Hours of Service shall be credited for employment with other members of an affiliated service group (under section 414(m) of the Code), a controlled group of corporations (under section 414(b) of the Code), or a group of trades or businesses under common control (under 414(c) of the Code), of which the adopting Employer is a member. Hours of Service will also be credited for any individual considered a "leased employee" under section 414(n) of the Code.

Notwithstanding the foregoing:

(I) no more than five hundred one (501) Hours of Service shall be credited under clause (ii) and/or clause (iii) of the first paragraph of this section for any single continuous period during which no duties were performed for direct or indirect compensation by the Employee;

(II) no Hours of Service shall be credited under clause (ii) of the first paragraph of this section if the indirect compensation was paid pursuant to worker's compensation, unemployment compensation or disability insurance laws; and

(III) no Hours of Service shall be credited for any payment to an Employee which solely reimburses the Employee for medical or medically related expenses.

SECTION 1.22 - NORMAL RETIREMENT AGE  The term "Normal Retirement Age" shall
- ------------------------------------            ---------------------
mean a Participant's sixty-fifth (65th) birthday.

SECTION 1.23 - PARTICIPANT  The term "Participant" shall mean an Employee who
- --------------------------            -----------
has met the requirements of Article II for participation hereunder.

SECTION 1.24 - PLAN  The term "Plan" shall mean the J.B. Hunt Transport
- -------------------            ----
Services, Inc. Employee Retirement Plan as set forth herein. See the Preamble for the definitions of "Original Plan," "Second Plan" and "Prior Plan."
                        -------------    -----------       ----------

SECTION 1.25 - PLAN ADMINISTRATOR  The term "Plan Administrator" shall mean
- ---------------------------------            ------------------
the Company or other such person or entity designated by the Company from time to time.

SECTION 1.26 - PLAN YEAR  The term "Plan Year" shall mean the twelve (12)
- ------------------------            ---------
month period commencing each January 1 and ending on the following December 31.

SECTION 1.27 - RETIREMENT COMMITTEE  The term "Retirement Committee" shall
- -----------------------------------            --------------------
mean the Retirement Committee as provided in Article VI hereof.

SECTION 1.28 - ROLLOVER ACCOUNT  The term "Rollover Account" shall mean the
- -------------------------------            ----------------
account established on behalf of an Employee which shall be credited with (i) the value of any amounts rolled over into the Plan in accordance with the provisions of Section 3.04 hereof, and (ii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.02(a) hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02(a) hereof, and any benefit payments, withdrawals or reductions due to a foreclosure or offset against the Participant's outstanding loan. The value of an Employee's Rollover Account shall be nonforfeitable at all times.

SECTION 1.29 - ROLLOVER CONTRIBUTIONS  The term "Rollover Contributions"
- -------------------------------------            ----------------------
shall mean the contributions an Employee may make or the Plan may receive on his behalf as provided in Section 3.04 hereof.

SECTION 1.30 - SALARY REDUCTION CONTRIBUTION ACCOUNT  The term "Salary
- ----------------------------------------------------            ------
Reduction Contribution Account" shall mean the account (and, if determined
- ------------------------------
necessary by the Retirement Committee, separate subaccounts) established on behalf of a Participant which shall be credited with (i) the amount of any Salary Reduction Contributions made pursuant to Section 3.02(a) hereof, (ii) any special nonelective contributions made pursuant to the terms of Sections 3.09-
3.10 hereof, and (iii) the account's (and/or subaccount's) proportionate share of any net investment gains, determined in accordance with Section 4.02(a) hereof. There shall be deducted from the account (and/or subaccount) its proportionate share of any net investment losses as determined in accordance with Section 4.02(a) hereof, and any benefit payments, withdrawals or reductions due to a foreclosure or offset against the Participant's outstanding loan. The value of a Participant's Salary Reduction Contribution Account shall be nonforfeitable at all times.

SECTION 1.31 - SALARY REDUCTION CONTRIBUTIONS  The term "Salary Reduction
- ---------------------------------------------            ----------------
Contributions" shall mean the contributions made by the Employers as provided in
- -------------
Section 3.02(a) hereof.

SECTION 1.32 - TERMINATION OF EMPLOYMENT OR TERMINATES EMPLOYMENT  The term
- -----------------------------------------------------------------
"Termination of Employment" or "Terminates Employment" shall mean the severance
 -------------------------      ---------------------
of an Employee's employment relationship with the Employers and all other Affiliates.

SECTION 1.33 - TOTALLY AND PERMANENTLY DISABLED OR TOTAL AND PERMANENT
- ----------------------------------------------------------------------
DISABILITY  The term "Totally and Permanently Disabled" or "Total and Permanent
- ----------            --------------------------------      -------------------
Disability" shall mean a physical or mental condition of a Participant which, in
- ----------
the opinion of the Retirement Committee, based on evidence satisfactory to the Retirement Committee, including medical evidence, renders him unfit to perform the duties of an employee. Any decision of the Retirement Committee shall be supported by an opinion of a physician appointed by the Company. Such judgments shall be uniformly applied to all employees similarly situated.

SECTION 1.34 - TRUST OR TRUST AGREEMENT  The term "Trust" or "Trust
- ---------------------------------------            -----      -----
Agreement" shall mean the trust established to hold, administer and invest the contributions made under the Plan.

SECTION 1.35 - TRUST FUND  The term "Trust Fund" shall mean all cash,
- -------------------------            ----------
securities and any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any income therefrom.

SECTION 1.35 - TRUSTEE  The term "Trustee" shall mean the Trustee or Trustees
- ----------------------            -------
named under the Trust Agreement or any successor Trustee or Trustees named thereunder.

SECTION 1.37 - VALUATION DATE  The term "Valuation Date" shall mean the close
- -----------------------------            --------------
of business each business day.

SECTION 1.38 - YEARS OF ELIGIBILITY SERVICE  The term "Years of Eligibility
- -------------------------------------------            --------------------
Service" shall mean the number of years of an Employee's employment with the
- -------
Employers (regardless of the exclusions contained in Section 1.14) which is recognized in determining whether the Employee is eligible to become a Participant in the Plan. For this purpose, an Employee shall earn one (1) Year of Eligibility Service if he is credited with at least one thousand (1,000) Hours of Service within the twelve (12) consecutive month period beginning with his Employment (or Reemployment) Commencement Date, or in any Plan Year, including the Plan Year that begins during such initial twelve (12) consecutive month period.

Notwithstanding the above, periods of employment with an Affiliate or other entity which is acquired or merged into an Employer or other Affiliate which would have constituted a Year of Eligibility Service had the Participant been employed by the Employers, shall be included as if such periods had been performed for the Employers. If a business entity becomes an Affiliate or is acquired or merged into an Employer after the Effective Date of the Plan, whether service with such entity prior to affiliation shall be considered for purposes of this Section 1.38 shall be determined by the Board of Directors in their sole and absolute discretion. A determination to grant such past service credit shall be evidenced by affixing such Board of Directors' resolution to the Plan as an Appendix hereto.

SECTION 1.39 - YEARS OF VESTING SERVICE  The term "Years of Vesting Service"
- ---------------------------------------            ------------------------
shall mean the number of years of a Participant's employment with the Employers for which he is given credit for the purpose of determining his vested percentage under the Plan. As of any date a Participant's Years of Vesting Service shall be equal to the number of years determined in accordance with
Section 1.39(a), subject to the provisions of Section 1.39(b) and Section 1.39(c), if applicable.

        Section 1.39(a) Years of Vesting Service shall be the total number of
        ---------------
        Plan Years during each of which the Employee (regardless of any period of exclusion contained in Section 1.14) is credited with at least one thousand (1,000) Hours of Service with an Employer. Years of Vesting Service before the Effective Date of the Plan shall be counted.

        Section 1.39(b) If a Participant Terminates Employment and is
        ---------------
        reemployed, his Years of Vesting Service as of the date of his earlier Termination of Employment shall be disregarded hereunder if he Terminated Employment prior to becoming vested hereunder and, as of the date of his reemployment, he has incurred consecutive Breaks in Service which equal or exceed the greater of (i) five (5) years, or (ii) his Years of Vesting Service as of the date of his earlier Termination of Employment. Prior to January 1, 1985, such clause (i) shall not apply provided such service can be disregarded by such date.

        Section 1.39(c) Notwithstanding the above, periods of employment with an
        ---------------
        Affiliate or other entity which is acquired or merged into an Employer or other Affiliate which would have constituted a Year of Vesting Service had the Participant been employed by the Employers shall be included as if such periods had been performed for the Employers. If a business entity becomes an Affiliate or is acquired or merged into an Employer after the Effective Date of the Plan, whether service with such entity prior to affiliation shall be considered for purposes of this
        Section 1.39 shall be determined by the Board of Directors in their sole and absolute discretion. A determination to grant such past service credit shall be evidenced by affixing such Board of Directors' resolution to the Plan as an Appendix hereto.

                    ARTICLE II - PARTICIPATION IN THE PLAN
                    --------------------------------------

SECTION 2.01 - ELIGIBILITY TO PARTICIPATE  Each Employee of the Employers
- -----------------------------------------
shall participate in the Plan upon satisfying the requirements set forth in this
Section 2.01.

        Section 2.01(a) - Prior Plan Participation Each Participant in the Prior
        ------------------------------------------
        Plan on December 31, 1994 shall continue to participate in the Plan as of January 1, 1995.

        Section 2.01(b) - Initial Participation  On and after the Effective
        ---------------------------------------
        Date, each current Employee of the Employers and any future Employee of the Employers may participate in the Plan as of the first day of the payroll period coincident with or immediately following the date he has completed one (1) Year of Eligibility Service.

        Section 2.01(c) - Subsequent Participation for Salary Reduction
        ---------------------------------------------------------------
        Contributions An eligible Employee who at any time declines to make
        -------------
        Salary Reduction Contributions to the Plan may elect to do so as of the first day of any following payroll period provided such eligible Employee makes a timely and proper election to participate.

        Section 2.01(d) - Participation upon Reemployment of a Former Employee
        ----------------------------------------------------------------------
        A terminated Participant who resumes employment with an Employer may reenter the Plan on his Reemployment Commencement Date.

        A terminated Employee who satisfied the eligibility requirements for Plan participation before he Terminated Employment (but who Terminated Employment before he became a Participant) and who is reemployed by an Employer as an Employee shall be eligible to become a Participant on his Reemployment Commencement Date or the first day of the payroll period when he would have otherwise been eligible to become a Participant, whichever is later.

        A terminated Employee who had not satisfied the eligibility requirements set forth in this Section 2.01 and who resumes his employment with an Employer shall be eligible to become a Participant in the Plan on the first day of the payroll period coincident with or next following the date he satisfies such requirements.

SECTION 2.02 - ADMINISTRATIVE PROCEDURES  Each eligible Employee shall be
- ----------------------------------------
furnished a summary of the Plan, enrollment form and salary reduction agreement. The Employee shall complete the enrollment form and salary reduction agreement and file it with the Retirement Committee. The Employee shall indicate on such form and agreement (i) the percentage rate of Salary Reduction Contributions to be made by his Employer pursuant to the salary reduction agreement, and (ii) his election of investment funds under Section 4.04 hereof. Also, the Employee may name (with consent of his spouse, if applicable) a Beneficiary to whom benefits should be paid in the event of his death.

SECTION 2.03 - PLAN AND TRUST BINDING  Upon becoming a Participant, a
- -------------------------------------
Participant shall be bound then and thereafter by the terms of the Plan and Trust, including any amendments that may hereafter be made.

SECTION 2.04 - DURATION OF PARTICIPATION  A Participant shall continue to be
- ----------------------------------------
such until the later of:

(i)   his Termination of Employment; or

(ii) the date all Accounts, if any, to which he is entitled hereunder have been distributed to him from the Trust Fund.

                          ARTICLE III - CONTRIBUTIONS
                         ----------------------------

SECTION 3.01 - ADDITIONAL DEFINITIONS
- -------------------------------------

        Section 3.01(a) - Annual Additions The term "Annual Additions" shall
        ----------------------------------           ----------------
        mean for any Employee in any Limitation Year with respect to all plans of the Employers (as modified by Code section 415(h)), the sum of:

        (i)    Salary Reduction Contributions;

        (ii)   Employer Matching Contributions;

        (iii) any special nonelective contributions pursuant to Sections 3.09-3.10; and

        (iv) amounts allocated to separate medical accounts under Code sections 415(l) and 419(A)(d)(2).

        Annual Additions above are determined without regard to any Rollover Contributions to the Plan or to another qualified plan. Repayments of cash-outs and account restorations as provided under Section 5.05 hereof are not Annual Additions.

        Section 3.01(b) - Annual Compensation The term "Annual Compensation"
        -------------------------------------           -------------------
        shall mean the following:

        (i) the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and other expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c));

        (ii) in the case of a Participant who is an employee within the meaning of Code section 401(c)(1) and the regulations thereunder, the Participants earned income (as described in Code section 401(c)(2) and the regulations thereunder));

        (iii) amounts described in Code sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the employee;

        (iv) amounts paid or reimbursed by the employer for moving expenses incurred by an employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the employee under Code section 217;

        (v) the value of a nonqualified stock option granted to an employee by the employer, but only to the extent that the value of the option is includable in the gross income of the employee for the taxable year in which granted; and

        (vi) the amount includable in the gross income of an employee upon making the election described in Code section 83(b).

        Annual Compensation shall exclude:

        (I)     (a)     contributions made by the employer to a plan of deferred
                        compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the employee for the taxable year in which contributed,

                (b) employer contributions made on behalf of an employee to a simplified employee pension plan described in Code section 408(k) to the extent such contributions are excludable from the employee's gross income, and

                (c) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the employee when distributed except any amounts received by an employee pursuant to an unfunded, nonqualified plan to the extent such amounts are includable in the gross income of the employee;

        (II) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by an employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

        (III) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

        (IV) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the employee).

        For the purposes of this section, the determination of Annual Compensation shall be made by not including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code sections 125, 402(a)(8) and 402(h)(1)(B).

        Annual Compensation for any Limitation Year is the compensation actually paid or made available to an employee for such year.

     Section 3.01(c) - Average Contribution Percentage or ACP The term "Average
     --------------------------------------------------------           -------
     Contribution Percentage" or "ACP" as used herein shall have the same
     -----------------------      ---
     meaning as "actual contribution percentage" as defined in section 401(m)(3) of the Code counting only Employer Matching Contributions to the Plan, to wit; the average of the ratios (calculated separately for each considered Employee in such group) of:

     (i) the amount of Employer Matching Contributions actually paid over to the Trust Fund on behalf of such considered Employee for the Plan Year, to

     (ii) the considered Employee's Total Compensation for such portion of the Plan Year that he is considered a Participant hereunder.

     IMPORTANT FAMILY MEMBER RULE FOR DETERMINING ACTUAL CONTRIBUTION PERCENTAGE OF THE PARTICIPANT: For purposes of determining the actual contribution percentage of a Highly Compensated Employee who is a Five Percent (5%) Owner or a member of the group consisting of the ten (10) Highly Compensated Employees paid the greatest Total Compensation during the Plan Year, Employer Matching Contributions and Total Compensation of such Employee shall include the Employer Matching Contributions and Total Compensation of Family Members, and such Family Members shall be disregarded in determining the actual contribution percentage for Non-Highly Compensated Employees.

     Notwithstanding the above provisions of this Section 3.01(c), in accordance with the eighth (third to last) paragraph of Section 3.09 hereof, if Salary Reduction Contributions are employed in the mathematical nondiscrimination test for Employer Matching Contributions, then any Salary Reduction Contributions on behalf of each Participant so used shall be included with Employer Matching Contributions in determining the respective Participant's actual contribution percentage hereunder.

     For purposes of this section, the ratio calculated for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have employee contributions or employer matching contributions allocated to his account under two or more plans described in section 401(a) of the Code that are maintained by an Employer or an Affiliate shall be determined as if all such contributions were made under a single plan. The preceding sentence shall not apply if such plans are not permitted to be aggregated by reason of Treasury Regulation section 1.401(m)-1(b)(3)(ii). Further, in the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then the Average Contribution Percentage shall be determined by calculating the ratio for each Employee as if all such plans were a single plan. If two or more plans (including the Plan) are aggregated for purposes of Code section 401(m), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan.

        Section 3.01(d) - Average Deferral Percentage or ADP The term "Average
        ----------------------------------------------------           -------
        Deferral Percentage" or "ADP" as used herein shall have the same meaning
        -------------------      ---
        as "actual deferral percentage" as defined in section 401(k)(3)(B) of the Code counting only Salary Reduction Contributions made on behalf of a Participant by his Employer to the Plan, to wit; the average of the ratios (calculated separately for each considered Employee in such group) of:

       (i) the amount of Salary Reduction Contributions actually paid over to the Trust Fund on behalf of such considered Employee for the Plan Year, to

       (ii) the considered Employee's Total Compensation for such portion of the Plan Year that he is considered a Participant hereunder.

        IMPORTANT FAMILY MEMBER RULE FOR DETERMINING ACTUAL DEFERRAL PERCENTAGE OF THE PARTICIPANT: For purposes of determining the actual deferral percentage of a Highly Compensated Employee who is a Five Percent (5%) Owner or a member of the group consisting of the ten (10) Highly Compensated Employees paid the greatest Total Compensation during the Plan Year, Salary Reduction Contributions and Total Compensation of such Employee shall include the Salary Reduction Contributions and Total Compensation of Family Members, and such Family Members shall be disregarded in determining the actual deferral percentage for Non-Highly Compensated Employees.

        For purposes of this section, the ratio calculated for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary reduction contributions allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by an Employer or an Affiliate shall be determined as if all such contributions were made under a single arrangement. The preceding sentence shall not apply if such plans are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) except as otherwise provided in Treasury Regulation section 1.401(m)-2(b)(1). Further, in the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, the Average Deferral Percentage shall be determined by calculating the ratio for each Employee as if all such plans were a single plan. If two or more plans (including the Plan) are aggregated for purposes of Code section 401(k), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan.

        Section 3.01(e) - Family Member The term "Family Member" as used herein
        -------------------------------           -------------
        shall mean with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

        Section 3.01(f) - Five Percent (5%) Owner The term "Five Percent (5%)
        -----------------------------------------           -----------------
        Owner" shall have the same meaning as is specified in section 416(i) of
        -----
        the Code, to wit:

       (i) if an Employer (for purposes of this paragraph without regard to sections 414(b), 414(c) and 414(m) of the Code) is a corporation, any person who owns or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, or

        (ii) if an Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in such Employer.

        Section 3.01(g) - Highly Compensated Employee The term "Highly
        ---------------------------------------------           ------
        Compensated Employee" shall mean any employee who during the Plan Year
        --------------------
        or preceding Plan Year:

        (i)   was at any time a Five Percent (5%) Owner of the Employers;

        (ii) received Total Compensation from the Employers in excess of seventy-five thousand dollars ($75,000) (or such amount as adjusted pursuant to section 415(d) of the Code);

        (iii) received Total Compensation from the Employers in excess of fifty thousand dollars ($50,000) (or such amount as adjusted pursuant to section 415(d) of the Code) and was in the top-paid group consisting of the top twenty percent (20%) of the employees (considering all employees of the Employers) when ranked on the basis of Total Compensation during such year; or

        (iv) was at any time an officer and received Total Compensation greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year. No more than fifty
              (50) employees - or if lesser, the greater of three (3) employees or ten percent (10%) of the employees, shall be treated as officers. If, for any Plan Year, no officer of the Employers is described by this clause (iv), the highest paid officer of the Employers for such Plan Year shall be treated as an officer hereunder.

        An employee shall not be considered a Highly Compensated Employee for purposes of clauses (ii), (iii) and (iv) above if they were a Highly Compensated Employee in the current Plan Year but they were not described in clause (ii), (iii) or (iv) for the preceding Plan Year (without regard to this paragraph) unless such employee is a member of the group consisting of the one hundred (100) employees paid the greatest Total Compensation during the Plan Year for which such determination is being made.

        The following employees shall be excluded for purposes of determining who is in the top-paid group under clause (iii) above or the number of officers taken into account under clause (iv) above:

        (I)  employees who have not completed six (6) months of service;

        (II) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

        (III) employees who normally work during not more than six (6) months during any year;

        (IV)    employees who have not attained Age twenty-one (21); and

        (V) employees who are included in a collective bargaining agreement between employee representatives and an Employer.

        In addition, employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) shall be excluded for purposes of determining who is a Highly Compensated Employee herein.

        Any former employee shall be treated as a Highly Compensated Employee if the employee was a Highly Compensated Employee when (i) he Terminated Employment, or (ii) attained Age fifty-five (55). In addition, as prescribed by the Secretary, an employee who performs only de minimis service for the Employer may be treated as separated from service for purposes of determining whether the employee is a Highly Compensated Employee.

        Except as otherwise provided in this Section 3.01(g), the "Employers" referenced hereunder shall be aggregated under Code sections 414(b),
        (c), (m), and (o) and treated as a single employer.

        Section 3.01(h) - Limitation Year The term "Limitation Year" shall mean
        ---------------------------------           ---------------
        a twelve (12)-month period adopted for all plans of the Employers. The Limitation Year for the Plan shall be January 1 through December 31.

        Section 3.01(i) - Non-Highly Compensated Employee  The term "Non-Highly
        -------------------------------------------------            ----------
        Compensated Employee" shall mean any employee who is not a Highly
        --------------------
        Compensated Employee.

        Section 3.01(j) - Total Compensation The term "Total Compensation" as
        ------------------------------------           ------------------
        used herein shall have the same meaning as "Compensation" as defined in Code section 414(s).

        Notwithstanding the definition of Total Compensation above to the contrary, the aggregate Total Compensation of any Participant which is in excess of one hundred fifty thousand dollars ($150,000) for any Plan Year shall not be recognized by the Plan in computing the ACP and ADP tests. The "family member" rules as set forth in Section 1.10 shall apply to Total Compensation of the Participant. Such one hundred fifty thousand dollar ($150,000) limit shall be adjusted for cost-of-living increases as provided in Code sections 415(d) and 401(a)(17).

SECTION 3.02 - SALARY REDUCTION CONTRIBUTIONS  Each Employee who becomes a
- ---------------------------------------------
Participant in the Plan may elect to have his Employer make Salary Reduction Contributions as set forth herein. Any Salary Reduction Contributions shall be paid by the Employers to the Trustee as soon as administratively practicable following the payroll date on which such sum is withheld, and each

Participant's Compensation shall be reduced by an identical amount. Such Salary Reduction Contributions shall be deducted in approximately equal amounts over the covered pay periods during the Plan Year.

        Section 3.02(a) - Salary Reduction Contributions Each Participant may
        ------------------------------------------------
        authorize his Employer to contribute to the Plan on his behalf Salary Reduction Contributions with respect to each Plan Year. Such Salary Reduction Contributions shall not be less than one percent (1%) nor more than sixteen percent (16%) of his Compensation (in increments of whole percentages) earned during the time he has elected to make Salary Reduction Contributions hereunder. Any Salary Reduction Contributions hereunder shall be allocated to the Participant's Salary Reduction Contribution Account.

        Section 3.02(b) - Aggregate Dollar Limitations The aggregate amount
        ----------------------------------------------
        determined in the preceding Section 3.02(a) shall be further limited to seven thousand dollars ($7,000) (or such amount as may hereafter be adjusted pursuant to section 402(g)(5) and section 415(d) of the Code) in any taxable year of the Participant. If at the close of the taxable year of the Participant it is determined that Salary Reduction Contributions for such year on his behalf exceed the seven thousand dollar ($7,000) limit herein (or such adjusted amount pursuant to the first sentence of this paragraph), such "excess amounts," plus investment earnings thereon, shall be returned to the affected Participant in accordance with Code section 402(g)(2)(A). Any excess amounts determined in this section which are to be returned shall be reduced by any excess contributions previously distributed for the Plan Year beginning in the taxable year under consideration.

        In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement [as defined in Code section 401(k)], (ii) a simplified employee pension [as defined in Code section 408(k)], or (iii) a salary reduction arrangement [within the meaning of Code section 3121(a)(5)(D)], and the elective deferrals [as defined in Code section 402(g)(3)] made under such other arrangement(s) and this Plan cumulatively exceed seven thousand dollars ($7,000) (as adjusted) for the Participant's taxable year, the Participant may, no later than March 1 following the close of his taxable year, notify the Retirement Committee in writing of such excess and request that his Salary Reduction Contributions be reduced by an amount specified by the Participant. The amount of the reduction shall be returned to the Participant as set forth above.

        In the event excess Salary Reduction Contributions are returned to the Participant, the corresponding Employer Matching Contributions, if any, shall be forfeited and applied as provided in Section 3.03(c) hereof. To this end, the vesting provisions of the Plan applied to contributions of the Employers are conditioned on such Salary Reduction Contributions being permissible Salary Reduction Contributions.

SECTION 3.03 - EMPLOYER MATCHING CONTRIBUTIONS AND FORFEITURES  Employer
- --------------------------------------------------------------
contributions shall be made and allocated in accordance with Sections 3.03(a)-
(b) hereof. Forfeitures arising during the Plan Year shall be allocated in accordance with the provisions of Section 3.03(c). Any Employer contributions hereunder shall be paid to the Trustee by the Employers as soon as reasonably practicable after the close of the Plan Year for which the contribution is to apply but not later than the time prescribed by law for the filing of the Employers' federal income tax returns plus any extensions thereof.

        Section 3.03(a) - Employer Matching Contributions The Employers will
        -------------------------------------------------
        make Employer Matching Contributions for the Plan Year (as of each payroll period) in an amount equal to the "applicable matching percentage" of each Participant's Salary Reduction Contributions for such Plan Year, provided, however, such contributions with respect to each Participant shall be further limited to matching against the first three percent (3%) of each such Participant's Salary Reduction Contributions for the Plan Year when such Salary Reduction Contributions are expressed as a percentage of the Participant's Compensation. Any Employer Matching Contributions hereunder shall be allocated to the respective Participant's Employer Matching Contribution Account.

        For purposes of this section, the term "applicable percentage" shall mean the percentage amount listed below:

                PARTICIPANT'S SALARY REDUCTION    APPLICABLE MATCHING
                CONTRIBUTION AMOUNT                  PERCENTAGE
                ------------------------------    -------------------
                        First 1%                          100%

                        Second 1%                          50%

                        Third 1%                           50%

        Section 3.03(b) - Additional Matching Contributions The Employers may,
        ---------------------------------------------------
        in their sole and absolute discretion, authorize additional Employer Matching Contributions for the Plan Year in an amount equal to the "applicable additional matching percentage" of each Participant's Salary Reduction Contributions for such Plan Year; provided, however, such additional Employer Matching Contributions with respect to each Participant shall be further limited to matching against the "applicable dollar amount" of each such Participant's Salary Reduction Contributions for the Plan Year. To be considered "eligible" to receive any additional Employer Matching Contributions, the Participant must be employed by the Employers on the last day of the Plan Year under consideration. For purposes of this section, the terms "applicable additional matching percentage" and "applicable dollar amount" shall mean the percentage amount and dollar amount, as applicable and, if any, determined by the Board of Directors of the Company in their sole and absolute discretion following the close of each Plan Year. Any additional Employer Matching Contributions hereunder shall be allocated to the Participant's Employer Matching Contribution Account as of the Plan Year for which they are made.

        Section 3.03(c) - Forfeitures Any Forfeitures of Employer Matching
        -----------------------------
        Contribution Accounts arising during the Plan Year shall be first used to restore a reemployed Participant's nonvested percentage in his Employer Matching Contribution Account as provided in

        Section 5.05 hereof. Next, any remaining Forfeitures shall be used to offset Employer Matching Contributions for the next following Plan Year.

SECTION 3.04 - ROLLOVER CONTRIBUTIONS  With the consent of the Retirement
- -------------------------------------
Committee, amounts may be transferred to the Plan from another qualified plan by an Employee, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employers. The amounts transferred shall be set up in a separate account herein referred to as a Participant's "Rollover Account." Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in
Article V.

At Normal Retirement Age, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distribution of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article V, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether a cash-out of benefits without the Participant's consent may be made.

All amounts allocated to a Participant's Rollover Account may be treated as a directed investment pursuant to Section 4.04.

For purposes of this section, the term "qualified plan" shall mean any tax qualified plan under Code section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (ii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan, and
(C) were deposited in such conduit individual retirement account within sixty
(60) days of receipt thereof and other than earnings on said assets; and (iii) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

Prior to accepting any rollovers to which this section applies, the Retirement Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

SECTION 3.05 - CHANGE/SUSPENSION OF CONTRIBUTIONS  A Participant may, by
- -------------------------------------------------
filing a written notice with the Retirement Committee in such form or media as the Retirement Committee may select or otherwise require, elect to (i) change the rate of his Salary Reduction Contributions made by an Employer on his behalf, to be effective as soon as administratively possible, or (ii) suspend any Salary Reduction Contributions, effective as soon as administratively possible. If a Participant requests an Employer to suspend his Salary Reduction Contributions, he may request that further Salary Reduction Contributions be made on his behalf as soon as administratively possible following the date upon which such suspension commenced. A Participant who resumes contributions shall file a request with the Retirement Committee in such form or media as the Retirement Committee may select or otherwise require.

SECTION 3.06 - MAXIMUM DEDUCTIBLE CONTRIBUTIONS; MISTAKEN AND NON-DEDUCTIBLE
- ----------------------------------------------------------------------------
CONTRIBUTIONS  The contributions of the Employers computed in accordance with
- -------------
the provisions of Sections 3.02-3.03 above (or special nonelective contributions under Sections 3.09-3.10 hereof) shall be subject to the following limitations:

(i) in no event shall an Employer be obligated to make a contribution for a Plan Year in excess of the maximum amount deductible under section 404(a)(3)(A) of the Code, or any statute or rule of similar import except, however, to the extent necessary to provide the top heavy minimum allocations, the Employers shall make a contribution even if it exceeds the amount that is deductible under Code section 404(a)(3)(A); and

(ii) notwithstanding any other provisions of the Plan or the Trust Agreement, each contribution hereunder is conditioned upon the deductibility of such contribution under section 404 of the Code and shall be returned to the Employers within one (1) year if such deduction is disallowed (to the extent of the disallowance). If an Employer makes a contribution due to a good faith mistake of fact, the Employer reserves the right to withdraw any such contribution, provided, such withdrawal occurs within one (1) year of the mistaken contribution.

If an Employer does not choose to withdraw any mistaken contribution amount, it shall be applied as an Employer Matching Contribution for the next Plan Year for which such Employer would otherwise make a contribution hereunder.

SECTION 3.07 - MAXIMUM ANNUAL ADDITIONS  Notwithstanding any provisions
- ---------------------------------------
contained herein to the contrary, the total Annual Addition credited to any Participant's Accounts for any Limitation Year when combined with any similar Annual Additions credited the Participant for the same period from another qualified defined contribution plan maintained by the Employers, shall not exceed the lesser of (i) thirty thousand dollars ($30,000) or the specific dollar amount set forth in section 415(c)(1)(A) of the Code, as amended, or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code in effect for the Limitation Year, or (ii) twenty-five percent (25%) of the Participant's Annual Compensation received from the Employers during the Limitation Year.

SECTION 3.08 - CORRECTIVE ADJUSTMENTS  In the event that as of any Valuation
- -------------------------------------
Date corrective adjustments in the Annual Additions to any Participant's Accounts are required because of the limitations contained in Section 3.07, such adjustments shall be made to the applicable year's contribution allocation by returning to the Participant all or part of his Salary Reduction Contributions (and earnings, if required by law or regulations) to the Plan.

SECTION 3.09 - MATHEMATICAL NONDISCRIMINATION TEST FOR EMPLOYER MATCHING
- ------------------------------------------------------------------------
CONTRIBUTIONS; DISPOSITION OF EXCESS AMOUNTS  Notwithstanding any of the
- --------------------------------------------
provisions of the Plan to the contrary, in each Plan Year the Employer Matching Contributions made to the Plan shall be subject to the mathematical nondiscrimination test set forth in section 401(m)(2)(A) of the Code: that is, the Average Contribution Percentage of the eligible (participating and non-participating) Highly Compensated Employees in each Plan Year shall not exceed the Average Contribution Percentage of the eligible (participating and non-participating) Non-Highly Compensated Employees for such Plan Year by more than the amount permitted in accordance with the following table.

IF THE AVERAGE CONTRIBUTION                        THE AVERAGE CONTRIBUTION
 PERCENTAGE OF THE NON-HIGHLY                      PERCENTAGE OF THE HIGHLY
 COMPENSATED EMPLOYEE IS                         COMPENSATED EMPLOYEES CAN BE

Less than 2%                     Up to the ACP of the eligible Non-Highly Compensated Employees multiplied by 2

2% but not more than 8%          Up to the ACP of the eligible Non-Highly Compensated Employees plus 2%

More than 8%                     Up to the ACP of the eligible Non-Highly Compensated Employees multiplied by 1.25

For purposes of this section, an "eligible" Highly Compensated Employee and "eligible" Non-Highly Compensated Employee is any such Employee who is directly or indirectly eligible to receive an allocation of matching contributions or to make employee contributions (if permitted under the Plan) and includes: (1) an Employee who would be a Plan Participant but for the failure to make required contributions; (2) an Employee whose right to make employee contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and (3) an Employee who cannot make an employee contribution or receive a matching contribution because Code section 415(c)(1) or Code section 415(e) prevents the employee from receiving additional annual additions. In the case of an eligible Employee who makes no employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the ACP is zero.

SEE SECTION 3.10 FOR THE SPECIAL PROHIBITED MULTIPLE USE RULE.

During each Plan Year, the Retirement Committee shall monitor the Average Contribution Percentages of the eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees for such Plan Year. Further, notwithstanding the provisions of Section 3.03 hereof to the contrary, if necessary, the Employers shall have the sole and absolute discretion to declare a special nonelective contribution to the Plan allocable only to the participating Non-Highly Compensated Employees in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. In the event that as of the close of the Plan Year "excess contributions" remain, the Retirement Committee, consistent with regulations published by the Secretary of the Treasury or its delegate, shall distribute the excess vested Employer Matching Contributions, plus earnings thereon (for the applicable Plan Year and the "gap period" as determined in the following four paragraphs), to the participating Highly Compensated Employees as may be necessary to meet the Average Contribution Percentage test herein. In distributing vested Employer Matching Contributions, first, the actual contribution ratio of the Highly Compensated Employee with the highest ratio is reduced to the extent necessary to satisfy the ACP test or, if not satisfied, to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ACP test is satisfied. The determination and correction of excess contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the family aggregation rules of Section 3.01(c), is accomplished by reducing the actual contribution ratio as required under this paragraph and allocating the excess contributions for the family group among the Family Members in proportion to the contributions of each Family Member that are combined herein to determine the actual contribution ratio. Any nonvested excess Employer Matching Contributions and earnings thereon shall be treated as a "forfeiture" and applied under Section 3.03(c) hereof for the Plan Year in which such excess nonvested Employer Matching Contribution arises; provided, however, that any forfeitures hereunder shall not inure to the benefit of a Highly Compensated Employee affected by a reduction in his contributions by reason of the operation of this section.

The Retirement Committee may use any reasonable method for computing the income (or loss) allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan (under Section 4.02 hereof) for allocating income to Participants' Accounts.

If the method in the preceding paragraph is not used, the Plan may allocate income to excess contributions by multiplying the income for the Plan Year (and the "gap period" -- the period between the end of the Plan Year and the date of distribution of the excess contributions) allocable to the excess contributions by a fraction. The numerator of the fraction is the excess contributions for the Participant for the Plan Year. The denominator of the fraction is equal to the sum of:

(1) the total account balance of the Participant attributable to or Employer Matching Contributions as of the beginning of the Plan Year; plus

(2) the Employee's Employer Matching Contributions for the Plan Year and for the gap period if gap period income is allocated.

Notwithstanding the preceding paragraph, the Retirement Committee may choose to follow a safe harbor method for calculating gap income. Under this method, income on excess contributions for the gap period is equal to ten percent (10%) of the income allocable to excess contributions for the Plan Year (calculated under the method described in the foregoing paragraph), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth (15th) day of the month is treated as made on the first (1st) day of the next month.

The income allocable to excess contributions, for purposes of this section shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether or not such appreciation has been realized.

Notwithstanding the above provisions of this section to the contrary, to the extent considered appropriate by the Retirement Committee, for any Plan Year it may employ any or all "excess" Salary Reduction Contributions under the Plan to be considered in the mathematical nondiscrimination test set forth herein provided the requirements of Treasury Regulation section 1.401(k)-1(b)(4)(ii) and section 1.401(m)-1(b)(5)(i)-(v) are satisfied.

Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to satisfy the requirements of Code section 401(a)(4) for the Plan Year for which the excess contributions were made and for all subsequent years they remain uncorrected. Also, the Employers will be liable for a ten percent (10%) excise tax on the amount of excess contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

Any special nonelective contributions made pursuant to the terms of this section shall be allocated to a special subaccount of the Participant's Salary Reduction Contribution Account and shall be subject to the special vesting requirements and withdrawal limitations as set forth in Treasury Regulation section 1.401(k)- 1(g)(13)(iii) and this Plan.

SECTION 3.10 - MATHEMATICAL NONDISCRIMINATION TEST FOR SALARY REDUCTION
- -----------------------------------------------------------------------
CONTRIBUTIONS; DISPOSITION OF EXCESS AMOUNTS  Notwithstanding any of the
- --------------------------------------------
provisions of the Plan to the contrary, in each Plan Year the Salary Reduction Contributions made on behalf of a Participant to the Plan shall be subject to the mathematical nondiscrimination test set forth in section 401(k)(3)(A) of the
Code: that is, the Average Deferral Percentage of the eligible (participating and non-participating) Highly Compensated Employees in each Plan Year shall not exceed the Average Deferral Percentage of the eligible (participating and non-participating) Non-Highly Compensated Employees for such Plan Year by more than the amount permitted in accordance with the following table.




    IF THE AVERAGE DEFERRAL                     THE AVERAGE DEFERRAL PERCENTAGE
 PERCENTAGE OF THE NON-HIGHLY                     OF THE HIGHLY COMPENSATED
 COMPENSATED EMPLOYEE IS                               EMPLOYEES CAN BE

Less than 2%                     Up to the ADP of the eligible Non-Highly Compensated Employees multiplied by 2

2% but not more than 8%          Up to the ADP of the eligible Non-Highly Compensated Employees plus 2%

More than 8%                     Up to the ADP of the eligible Non-Highly Compensated Employees multiplied by 1.25

For purposes of this section, an "eligible" Highly Compensated Employee is any such Employee who is directly or indirectly eligible to make Salary Reduction Contributions under the Plan for all or a portion of a Plan Year and includes:
(1) an Employee who would be a Plan Participant but for the failure to make required contributions; (2) an Employee whose eligibility to make Salary Reduction Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and,
(3) an employee who cannot defer because of the Code section 415 limits on annual additions. In the case of an eligible Employee who makes no Salary Reduction Contributions the deferral ratio that is to be included in determining the ADP is zero.

SPECIAL PROHIBITED MULTIPLE USE RULE: Notwithstanding the ADP limitations set forth in the above table, in the event of "multiple use," certain additional ADP limitations may apply as set forth in this paragraph. Before application of the multiple use rule herein, the ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests as otherwise set forth in Section 3.09 and this section. Multiple use occurs if both the ADP and ACP of the Highly Compensated Employees exceeds 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees, respectively. If multiple use occurs and if the sum of the ADP and ACP of the eligible Highly Compensated Employees exceeds the "Aggregate Limit," then the ADP of the Highly Compensated Employees shall be reduced hereunder (beginning with such Highly Compensated Employee whose ADP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's deferral percentage is reduced shall be treated as an excess contribution and distributed in accordance with the provisions of the following paragraph. For purposes of this paragraph, the term "Aggregate Limit" shall mean the greater of:

(i) the sum of (1) 1.25 times the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year, and (2) two (2) percentage points plus the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year (but in no event, however, may this amount exceed twice the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year); or

(ii) the sum of (1) 1.25 times the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year, and (2) two (2) percentage points plus the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year (but in no event, however, may this amount exceed twice the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year).

During each Plan Year, the Retirement Committee shall monitor the Average Deferral Percentages of the eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees for such Plan Year and may make prospective adjustments in the Salary Reduction Contributions of the eligible Highly Compensated Employees as may be necessary to meet the Average Deferral Percentage test herein. Further, notwithstanding the provisions of Section 3.03 hereof to the contrary, if necessary, the Employers shall have the sole and absolute discretion to declare a special nonelective contribution to the Plan allocable only to the participating Non-Highly Compensated Employees in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. In the event that as of the close of the Plan Year "excess contributions" remain, the Retirement Committee, consistent with regulations published by the Secretary of the Treasury or its delegate, shall cause a distribution of the excess Salary Reduction Contributions, including earnings thereon (for the applicable Plan Year and the "gap period" as determined in the following four paragraphs), to the participating Highly Compensated Employees as may be necessary to meet the Average Deferral Percentage test herein. In returning any excess Salary Reduction Contributions, first, the actual deferral ratio of the Highly Compensated Employee with the highest ratio is reduced to the extent necessary to satisfy the ADP test or, if not satisfied, to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The determination and correction of excess contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the family aggregation rules of section 3.01(d) is accomplished by reducing the actual deferral ratio as required under this paragraph and allocating the excess contributions for the family group among the Family Members in proportion to the Salary Reduction Contributions of each Family Member that is combined to determine the actual deferral ratio. Further, in the event any excess Salary Reduction Contributions are returned to the Participant which have been matched by Employer Matching Contributions, such Salary Reduction Contributions and Employer Matching Contributions shall be reduced proportionately until the ADP test is satisfied. Any Employer Matching Contributions arising under the preceding sentence shall be forfeited and applied under Section 3.03(c) hereof. To the extent excess deferrals have been returned to the affected Highly Compensated Employee under
Section 3.02(b) hereof for the taxable year ending in the Plan Year under consideration, any excess Salary Reduction Contributions on behalf of the Highly Compensated Employee to be returned under this paragraph shall be reduced accordingly.

The Retirement Committee may use any reasonable method for computing the income (or loss) allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan (under Section 4.02 hereof) for allocating income to Participants' Accounts.

If the method in the preceding paragraph is not used, the Plan may allocate income to excess contributions by multiplying the income for the Plan Year (and the "gap period" -- the period between the end of the Plan Year and the date of distribution of the excess contribution) allocable to the excess contributions by a fraction. The numerator of the fraction is the excess contributions for the Participant for the Plan Year. The denominator of the fraction is equal to the sum of:

(1) the total account balance of the Participant attributable to Salary Reduction Contributions as of the beginning of the Plan Year; plus

(2) the Employee's Salary Reduction Contributions for the Plan Year and for the gap period if gap period income is allocated.

Notwithstanding the preceding paragraph, the Retirement Committee may choose to follow a safe harbor method for calculating gap income. Under this method, income on excess contributions for the gap period is equal to ten percent (10%) of the income allocable to excess contributions for the Plan Year (calculated under the method described in the foregoing paragraph), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth (15th) day of the month is treated as made on the first (1st) day of the next month.

The income allocable to excess contributions, for purposes of this section, shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash of deferred arrangement to fail to satisfy the requirements of Code section 401(k)(3) for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the Trust. Also, the Employers will be liable for a ten percent (10%) excise tax on the amount of excess contributions unless they are corrected with 2 1/2 months after the close of the Plan Year for which they were made.

Any special nonelective contributions made pursuant to the terms of this section shall be allocated to a special subaccount of the Participant's Salary Reduction Contribution Account and shall be subject to the special vesting requirements and withdrawal limitations as set forth in Treasury Regulation section 1.401(k)- 1(g)(13)(iii) and this Plan.

                     ARTICLE IV - ACCOUNTS OF PARTICIPANTS
                     -------------------------------------

SECTION 4.01 - TRUST FUND VALUATION  Periodically, and at least one time per
- -----------------------------------
year, the Trustee shall determine the fair market value of the Trust Fund and the Retirement Committee shall cause the fair market value of the Accounts of each Participant to be determined in balance with the Trust Fund. In determining the "fair market value" of the Trust Fund, the Trust Fund shall be valued in accordance with usual and customary practices. Assets of the Trust Fund which are traded regularly on established markets shall be valued at the last sale price, or if no sale is quoted on such date then at the bid price last quoted on or prior to the close of business on such date.

SECTION 4.02 - ADJUSTMENT OF ACCOUNTS  As of each Valuation Date the Accounts
- -------------------------------------
of each Participant shall be adjusted so that the investment earnings (or losses, if such computation is negative) of each investment fund within the Trust Fund are allocated to each account and "subaccount" within an investment
fund.   For the purposes of carrying out the allocation of this Section 4.02, the term "subaccount" shall mean that portion of the Participant's Accounts that
          ----------
are invested in the particular investment fund under consideration.

Any payment of interest on a Participant loan shall be allocated to the subaccount or account, as applicable, of the Participant to whom the loan was made in accordance with the proportionate reduction in their Accounts in order to fund said loan.

The Accounts of each affected Participant shall be increased by the periodic allocation of any Salary Reduction Contributions, Employer Matching Contributions, Rollover Contributions and any special nonelective contributions made pursuant to the respective provisions of Sections 3.02, 3.03, 3.04, 3.09 and 3.10 hereof.

SECTION 4.03 - TRUSTEE'S AND RETIREMENT COMMITTEE'S DETERMINATIONS BINDING
- --------------------------------------------------------------------------
In determining the value of the Trust Fund and each Participant's Accounts, the Trustee and the Retirement Committee shall exercise their best judgment and all such determinations (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

SECTION 4.04 - INVESTMENT OF ACCOUNTS  There shall be established within the
- -------------------------------------
Trust Fund two (2) or more separate investment funds as determined by the Retirement Committee from time to time in its sole and absolute discretion (herein collectively called "investment funds"). As of the Effective Date of the Plan, there are seven (7) funds which shall be communicated to Participants as is necessary to complete the election process. The investment classifications of the funds are generally described as follows each of which may be held directly, or indirectly through any mutual fund, collective investment trust or other vehicle:

(i) J.B. Hunt Stock Fund, consisting primarily of J.B. Hunt common stock and such amount of cash as, in the Trustee's sole discretion, is too small to be reasonably invested in such stock. The Trustee is hereby explicitly authorized to acquire and hold J.B. Hunt common stock. Any and all investments, reinvestments or purchases shall be made at prices not in excess of the current fair market value of the J.B. Hunt common stock at the time of such purchase or investment;

(ii) Equity Funds, consisting primarily of investment in common stock and other equity securities; and

(iii) GIC funds, consisting primarily of guaranteed investment contracts issued by insurance carriers, but may also consist from time to time of bank investment contracts, interest bearing accounts, certificates of deposit, or bonds, debentures and other evidences of indebtedness issued by corporations and governmental units;

(iv) Bond Funds, consisting primarily of investment in corporate bonds, debentures, trust certificates, acceptances, bills of exchange, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, U.S. Government obligations, commercial paper, notes, mortgages, bank investment contracts and/or guaranteed investment contracts;

(v) Balanced Funds, consisting primarily of investment in common or capital stocks, preferred stocks, preferred stocks convertible into common or capital stocks, equity instruments which represent ownership in real estate properties including investment limited partnerships, international (or foreign) equities, gold related equities, corporate bonds, debentures, U.S. Treasury Notes, U.S. Treasury Bonds, U.S. Government obligations, notes, mortgages, bank investment contracts and/or guaranteed investment contracts;

(vi) Money Market Funds, consisting primarily of investment in master notes, federal or state chartered bank or savings association certificates of deposit (both domestic and Eurodollar), U.S. Treasury Bills, U.S. Treasury Notes, U.S. Government agency obligations, commercial paper, bank investment contracts and guaranteed investments contracts; and

(vii) International Funds, consisting primarily of investment in diversified equity securities of foreign issuers, but may also from time to time be invested in U.S. domestic common stocks or foreign and U.S. domestic bonds and debentures.

All current contributions and Accounts shall be partitioned as hereinafter provided.

        Section 4.04(a) - Initial Investment Fund Directions for Future
        ---------------------------------------------------------------
        Contributions When an Employee becomes a Participant in the Plan, he may
        -------------
        direct in the aggregate the investment of his Employer Matching Contributions, Rollover Contributions and Salary Reduction Contributions, if any, in any combination of one (1) or more of the investment funds in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%).

        Any such direction shall be made within the time frame, and in such manner or other method as determined appropriate by the Retirement Committee and communicated to each Employee prior to his eligibility for participation in the Plan. Such direction shall be subject to any applicable securities laws and regulations thereunder or rules and procedures set forth by the Company to comply with applicable securities laws. In the absence of any proper direction, all contributions shall at all times be invested in the Guaranteed Interest Account.

        Any special nonelective contributions pursuant to Sections 3.09-3.10 shall be invested in the same manner (and percentage) as Salary Reduction Contributions.

        Section 4.04(b) - Change of Investment of Current Accounts and Future
        ---------------------------------------------------------------------
        Contributions A Participant may change in the aggregate the investment
        -------------
        of his then current Deductible Employee Contribution Account, Employer Matching Contribution Account, Rollover Account and Salary Reduction Contribution Account, if any (subject to any future liquidity and/or transfer restrictions imposed by any investment fund (or the underlying investments thereunder)), in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%).

        A Participant may change in the aggregate the investment of his future Employer Matching Contributions, Rollover Contributions and Salary Reduction Contributions, if any, in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%).

        Any such change pursuant to this section shall be made within the time frame, and in such manner or other method as determined appropriate by the Retirement Committee, and communicated in advance to each Participant. Such direction shall be subject to any applicable securities laws and regulations thereunder or rules and procedures set forth by the Company to comply with applicable securities laws.

        Section 4.04(c) - J.B. Hunt Common Stock
        ----------------------------------------

        (1)     Acquisition of Stock by Trustee The Trustee shall acquire shares
                -------------------------------
                of J.B. Hunt common stock pursuant to Participants' elections in accordance with the provisions of Sections 4.04(a)-(b) hereof at such times and in such quantities as the Trustee deems advisable in the open market or, in the Trustee's discretion, from private sources (including an Employer but excluding directors or officers thereof), at not more than the market price then prevailing.

        (2)     Restriction on Stock Acquisition Notwithstanding any other
                --------------------------------
                provisions hereof, it is specifically provided that the Trustee shall not purchase J.B. Hunt common stock during any period in which such purchase is, in the opinion of counsel for the Company or the Plan, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in J.B. Hunt common stock shall be invested in the Guaranteed Interest Account.

        (3)     Stock Rights, Stock Splits and Stock Dividends No Participant or
                ----------------------------------------------
                Beneficiary shall have any right of request, direction or demand upon the Retirement Committee or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for J.B. Hunt common stock or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. Each affected Participant's Accounts shall be appropriately credited. J.B. Hunt common stock received by the Trustee by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the Accounts of the affected Participant or Beneficiary.

        (4)  Voting of J.B. Hunt Common Stock Unless otherwise provided under
             --------------------------------
             ERISA and consistent with the Trust Agreement, at each annual meeting and special meeting of the stockholders of the Company, the Trustee shall vote all shares of J.B. Hunt common stock in such form or manner as it determines to be in the best interest of Participants and Beneficiaries.

                   ARTICLE V - DISTRIBUTIONS UNDER THE PLAN
                   -----------------------------------------

SECTION 5.01 - VALUATION OF ACCOUNTS FOR DISTRIBUTION  When a Participant's
- -----------------------------------------------------
Accounts become distributable pursuant to Section 5.02, the following provisions shall apply.

        Section 5.01(a) - Termination of Employment; Required Distributions In
        -------------------------------------------------------------------
        the event of a Participant's Termination of Employment, he may elect to receive payment of his vested Accounts calculated at their value as of the Valuation Date immediately preceding the date of distribution on account of such distributable event. Any distribution determined under this Section 5.01(a) shall take into consideration any previous distributions, an offset against outstanding Participant loans or other amounts owed to the Plan by the Participant.

        Any required distribution under Section 5.09 hereof shall be based on the Valuation Date immediately preceding the date of distribution.

        Section 5.01(b) - Retirement, Total and Permanent Disability and Death
        ----------------------------------------------------------------------
        In the event of a Participant's retirement, Total and Permanent Disability or death, he, or his Beneficiary, may elect to receive payment of his Accounts calculated at their value as of the Valuation Date immediately preceding the date of distribution on account of such distributable event. Any distribution determined under this Section 5.01(b) shall take into consideration any previous distributions, an offset against outstanding Participant loans or other amounts owed to the Plan by the Participant.

SECTION 5.02 - DISTRIBUTABLE EVENTS; VESTING; FORFEITURES  The following
- ---------------------------------------------------------
provisions shall apply.

        Section 5.02(a) - Vesting If a Participant (i) retires on or after
        -------------------------
        attaining his Normal Retirement Age, (ii) dies, or (iii) Terminates Employment due to Total and Permanent Disability, one hundred percent (100%) of the value of his Accounts shall become distributable to him, or, in the case of his death shall become distributable to his Beneficiary, valued as of the applicable Valuation Date set forth in
        Section 5.01 hereof. If a Participant Terminates Employment for any other reason on or after being credited with at least five (5) Years of Vesting Service (seven (7) Years of Vesting Service prior to January 1,
        1995), one hundred percent (100%) of the value of his Accounts shall become distributable to him, valued as of the applicable Valuation Date set forth in Section 5.01 hereof. If a Participant Terminates Employment with less than five (5) Years of Vesting Service (seven (7) Years of Vesting Service prior to January 1, 1995), one hundred percent (100%) of the value of his Rollover Account and Salary Reduction Contribution Account, if any, shall become distributable to him valued as of the applicable Valuation Date set forth in Section 5.01 plus the vested percentage, if any, of his Employer Matching Contribution Account as determined from the following vesting schedule, as applicable (based on his Years of Vesting Service), as of the date of his Termination of Employment valued as of the applicable Valuation Date set forth in
        Section 5.01 hereof:

          APPLICABLE TO PARTICIPANTS WHO HAVE AN HOUR OF SERVICE ON OR AFTER
          ------------------------------------------------------------------
          JANUARY 1, 1995:
          ---------------

       YEARS OF VESTING SERVICE                        VESTED PERCENTAGE
       ----------------------------------------------  ------------------
           Less than 3                                          0%

           3 but less than 4                                   50%

           4 but less than 5                                   75%

           5 or more                                          100%


          APPLICABLE TO PARTICIPANTS WHO DO NOT HAVE AN HOUR OF SERVICE
          ---------------------------------------------------------------
          AFTER DECEMBER 31, 1994:
          ---------------------------------------------------------------

       YEARS OF VESTING SERVICE                        VESTED PERCENTAGE
       ----------------------------------------------  -----------------
           Less than 3                                          0%

           3 but less than 4                                   20%

           4 but less than 5                                   40%

           5 but less than 6                                   60%

           6 but less than 7                                   80%

           7 or more                                          100%

        Notwithstanding the above vesting schedule, a Participant's Employer Matching Contribution Account will become one hundred percent (100%) vested and nonforfeitable when he reaches his Normal Retirement Age, provided he is still employed by the Employers on that date.

        If a Participant who has Terminated Employment is reemployed as an Employee prior to his Normal Retirement Age and prior to receiving a distribution hereunder, then he shall resume standing to his Accounts (as set forth in the third paragraph of Section 5.05) and shall not be entitled to a distribution under the Plan on account of his earlier Termination of Employment.

        Furthermore and notwithstanding the above provisions of this section, upon termination of this Plan without establishment or continued maintenance of a successor defined contribution plan (other than an ESOP or simplified employee pension plan as defined in Code section 408(k)), within the period ending twelve (12) months after distribution of all assets from the Plan, the provisions of Section 8.02 and 8.03 shall apply and distribution may be made hereunder on account of such event. Upon (i) the sale by an Employer or an Affiliate of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by such Employer or Affiliate in a trade or business with respect to a Participant who continues employment with the corporation acquiring such assets, or (ii) the sale by an Employer (or an Affiliate) of the Employer's (or Affiliate's) interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary, if the seller continues the Plan (and the purchaser does not maintain the Plan after disposition), for distribution purposes herein the affected Participant shall be considered to have Terminated Employment and his Accounts shall be paid to him at such time and in such manner as provided under this section and Section 5.01. The operation of this paragraph shall in no way prohibit the Retirement Committee or Company from making a determination that there has been a partial termination of the Plan as set forth in Section 8.03 hereof.

        Section 5.02(b) - Forfeitures Any nonvested percentage of a
        -----------------------------
        Participant's Employer Matching Contribution Account shall become a Forfeiture upon the earlier of (i) the last day of the Plan Year in which he first incurs five (5) consecutive Breaks in Service as the result of the Termination of his Employment, or (ii) at the time in which he receives a distribution of his entire vested Accounts, including the portion thereof derived from Employer Matching Contributions (and "employer profit sharing contributions" and "forfeitures" under the terms of the Prior Plan) as the result of his Termination of Employment (provided such distribution, if any, is made not later than the close of the second Plan Year following the Participant's Termination of Employment). If only one (1) of the events identified in clause (i) and clause (ii) of the immediately preceding sentence occurs, the event that occurs shall be deemed the first to occur. The Retirement Committee shall determine a Participant's Forfeiture, if any, solely by reference to the vesting schedule above. Forfeitures herein shall then be applied in accordance with the provisions of Section 3.03(c) hereof. If such Participant herein resumes employment with the Employers, the repayment and restoration provisions of Section 5.05 hereof shall apply.

       If a Participant Terminates Employment and is zero percent (0%) vested in his Employer Matching Contribution Account, such Participant shall be deemed to be "cashed-out" immediately upon such Termination of Employment and the provisions of clause (ii) of the immediately preceding paragraph shall apply whereupon the Participant's Employer Matching Contribution Account shall become a Forfeiture. If such Participant resumes employment with the Employers prior to incurring five (5) consecutive Breaks in Service, the restoration provisions of Section 5.05 hereof shall apply.

       Section 5.02(c) - Separate Accounts If a Participant incurs five (5)
       -----------------------------------
       consecutive Breaks in Service (resulting in a Forfeiture of his nonvested Employer Matching Contribution Account) and subsequently reenters the Plan prior to the time that he has received a distribution hereunder equal to one hundred percent (100%) of his vested Accounts, determined as of the last day of the Plan Year in which he incurred the last of such five (5) consecutive Breaks in Service, the Retirement Committee shall maintain, or cause to be maintained, a separate Employer Matching Contribution Account for the Participant's pre-five (5) consecutive Breaks in Service vested Employer Matching Contribution Account and a separate Employer Matching Contribution Account for his post-five (5) year consecutive Breaks in Service vested Employer Matching Contribution Account unless the Participant's Employer Matching Contribution Account was one hundred percent (100%) vested and nonforfeitable at the time he incurs the last of such five (5) consecutive Breaks in Service. Any subsequent distribution hereunder to the Participant as a result of his later Termination of Employment shall include one hundred percent (100%) of the amount of his separate pre-five (5) consecutive Breaks in Service Employer Matching Contribution Account.

SECTION 5.03 - FORMS OF DISTRIBUTION  Except as otherwise provided herein,
- ------------------------------------
any distribution pursuant to a distributable event in Section 5.02 hereof shall be paid as a lump sum distribution in cash. In the case of a Participant, any payment hereunder shall be subject to the consent requirement, if applicable, of
Section 5.04 hereof.

A Participant who has part or all of his Accounts invested in the J.B. Hunt Stock Fund may, in lieu of receiving a lump sum cash payment, elect to receive all amounts payable from such fund in whole shares of J.B. Hunt common stock. The value of any partial shares will be paid in cash.

SECTION 5.04 - CASH-OUT OF BENEFITS; CONSENT REQUIREMENT FOR IMMEDIATELY
- -------------------------------------------------------------------------
DISTRIBUTABLE BENEFITS  Notwithstanding any provisions contained herein to
- ----------------------
the contrary, upon a Participant's Total and Permanent Disability, Termination of Employment or retirement, his benefits under the Plan may be paid or distributed subject to the following limitations.

        Section 5.04(a)  If the value of a Totally and Permanently Disabled,
        ---------------
        terminating or retiring Participant's vested percentage in his Accounts is not more than three thousand five hundred dollars ($3,500), the Retirement Committee will direct, without the consent of the Participant, that such amounts be paid in a lump sum cash payment.

        The provisions of Sections 5.01(a) or 5.01(b), as applicable, shall apply to determine the value of the Participant's distributable Accounts.

        Section 5.04(b)  If the value of the Totally and Permanently Disabled,
        ---------------
        terminating or retiring Participant's vested percentage in his Accounts is more than three thousand five hundred dollars ($3,500), except as otherwise provided in this Section 5.04(b) and consistent with the provisions hereof, the Participant may not be paid without his written consent.

        Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, three thousand five hundred dollars ($3,500) shall require such Participant's consent if such distribution occurs prior to his Normal Retirement Age. With regard to this required consent:

        (i) no consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code section 417;

        (ii) the Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.09 hereof;

        (iii) notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety
                (90) days before the first day on which all events have occurred which entitle the Participant to such benefit;

        (iv) written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the first day on which all events have occurred which entitle the Participant to such benefit; and

        (v) no consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

        Prior to Normal Retirement Age, if the Participant (who is no longer an employee) makes a valid election under this section, he shall receive payment of his vested Accounts in accordance with the timing of such election as set forth in Section 5.01(a). If the Participant (who is no longer an employee) attains Normal Retirement Age and has not received a complete distribution of his vested Accounts, the provisions of Section 5.01(b) shall apply to cause a distribution to the Participant as soon as reasonably practicable.

        Notwithstanding the above provisions of this Section 5.04(b), if a distribution hereunder is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty
        (30) days after the notice required under section 1.411(a) - 11(c) of the Income Tax Regulations is given, provided that:

        (1) the Retirement Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a direct rollover of his distribution, and

        (2) the Participant, after receiving the notice, affirmatively elects a distribution.

SECTION 5.05 - RESTORATION BY THE EMPLOYERS  If a Participant who Terminated
- -------------------------------------------
Employment without being one hundred percent (100%) vested in his Employer Matching Contribution Account (and "employer profit sharing contribution account" before January 1, 1995, if any) received a distribution qualifying under Section 5.02(b)(ii) hereof, and is subsequently reemployed prior to incurring five (5) consecutive Breaks in Service and again becomes a Participant in the Plan, he may elect to repay the Trust Fund the exact amount of his vested percentage in his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) previously distributed to him hereunder; provided, any such repayment shall be made before the earlier of (i) the end of a period consisting of five (5) consecutive Breaks in Service since the date of distribution from the Plan, or (ii) five (5) years after his reemployment date which gives rise to the application of this section.

In such event, the amounts that were credited to his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) which were treated as a Forfeiture shall be reinstated (no later than the December 31 Valuation Date of the Plan Year in which his repayment occurs) by the Employers first using any Forfeitures available under Section 3.03(c) hereof, and then by paying to the Trustee such sums as shall be necessary to restore his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) to its value as of the date of the Forfeiture reallocation (i.e., the Valuation Date considered in the Plan Year in which he received the qualifying distribution).

If a Participant who Terminated Employment is reemployed prior to receiving a distribution from his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) qualifying under Section 5.02(b)(ii) hereof, and prior to incurring five (5) consecutive Breaks in Service which permit a Forfeiture under Section 5.02(b)(i) hereof, and who again becomes a Participant in the Plan, then, in such event, he shall resume standing to his Employer Matching Contribution Account.

If a zero percent (0%) vested Participant who Terminated Employment is reemployed prior to incurring five (5) consecutive Breaks in Service, and who previously incurred a Forfeiture under Section 5.02(b)(ii) hereof, and who again becomes a Participant in the Plan, then, in such event, he shall be restored to his Employer Matching Contribution Account (no later than the Valuation Date ending with the Plan Year in which his reemployment occurs) valued as of the Valuation Date considered for distribution upon his Termination of Employment, such restoration to occur by the Employers first using any Forfeitures available under Section 3.03(c) hereof, and then by paying to the Trustee such sums as shall be necessary to restore such Account to its value as of such date.

SECTION 5.06 - WITHDRAWALS BY PARTICIPANTS  Upon receipt of a request in such
- ------------------------------------------
form as the Retirement Committee shall prescribe, a Participant may at any time request a withdrawal in accordance with the provisions of this section. WITHDRAWALS SHALL BE BASED ON THE VALUATION DATE AS SET FORTH IN EACH RESPECTIVE SUBSECTION BELOW AND SHALL CONSIDER ANY PREVIOUS WITHDRAWALS AND, IF APPLICABLE, THE APPROPRIATE COLLATERAL FOR ANY OUTSTANDING PARTICIPANT LOANS. Any withdrawal shall cause the affected account's underlying investment funds to be liquidated on a pro rata basis according to each investment fund's value when compared to the total value of all investment funds of such Account.

        Section 5.06(a) - Deductible Employee Contribution Account Withdrawal A
        ---------------------------------------------------------------------
        Participant may request a one-time withdrawal of the entire portion of the value of his Deductible Employee Contribution Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request.

        Amounts withdrawn pursuant to this Section 5.06(a) may not be repaid to the Trust Fund.

        Section 5.06(b) - Rollover Account Withdrawal A Participant may request
        ---------------------------------------------
        a withdrawal of up to the entire portion of the value of his Rollover Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request.

        Amounts withdrawn pursuant to this Section 5.06(b) may not be repaid to the Trust Fund.

        Section 5.06(c) - Salary Reduction Contribution Account Hardship
        ----------------------------------------------------------------
        Withdrawal A Participant may at any time and to the extent his
        ----------
        Deductible Employee Contribution Account and Rollover Account have been exhausted (or as otherwise restricted herein), submit a request for a hardship withdrawal from his Salary Reduction Contribution Account provided the hardship withdrawal is on account of "extreme financial hardship" (as hereinafter defined). A HARDSHIP WITHDRAWAL MAY ONLY BE MADE FROM SALARY REDUCTION CONTRIBUTIONS AND NOT FROM EARNINGS ON SUCH SALARY REDUCTION CONTRIBUTIONS. Any hardship withdrawal hereunder shall be based on the value of the Participant's Salary Reduction Contribution Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request.

        The Retirement Committee shall authorize a hardship withdrawal only upon a finding that the withdrawal is necessary to enable the Participant to meet unusual or special situations in his financial affairs which result in an immediate and heavy financial need. Further, any distribution hereunder may not exceed the amount required to meet the immediate financial need created and that such amount is not available from other resources reasonably available to the Participant. Upon such finding, the Retirement Committee shall direct the Trustee to make the appropriate distribution in a lump sum as soon as practicable.

        An "extreme financial hardship" shall only be recognized with respect to a Participant as necessary to enable the Participant to meet unusual or special situations which result in an immediate and heavy financial need if the withdrawal request is on account of:

        (i) medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for those persons to obtain medical care described in Code section 213(d);

        (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

        (iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code section 152);

        (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

        (v) such other events as may be determined by Commissioner of Internal Revenue Service through revenue rulings, notices or other documents of general applicability.

        The Retirement Committee shall make a determination on the basis of all relevant facts and circumstances that the distribution is of an amount necessary to satisfy the immediate and heavy financial need and that it is not available from other resources of the Participant. For purposes of this paragraph, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. Thus, for example, a vacation home owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety or tenants in common, generally will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

        A distribution will be recognized as necessary to satisfy an immediate and heavy financial need only if, in the judgment of the Retirement Committee, all of the following requirements are met:

        (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

        (2) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available from all plans maintained by the Employers;

        (3) the Plan, by the terms of this paragraph, suspends a Participant's right to make Salary Reduction Contributions to the Plan for twelve (12) months after receipt of the hardship distribution. The Plan, by the terms of this paragraph, shall suspend a Participant's right to make Salary Reduction Contributions to the Plan until the first payroll period following twelve (12) months after receipt of the hardship distribution. The Retirement Committee shall determine that a similar suspension is imposed by all other plans maintained by the Employers. In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew; and

        (4) the Plan, by the terms of this paragraph, restricts a Participant's right to make Salary Reduction Contributions to the Plan in the taxable year following the taxable year of the hardship distribution to an amount equal to the applicable limit under Code section 402(g) reduced by the Participant's Salary Reduction Contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Participant's taxable year. Further, the Retirement Committee shall determine that a similar restriction is imposed by all other plans maintained by the Employers.

        Amounts withdrawn pursuant to this Section 5.06(d) may not be repaid to the Trust Fund.

SECTION 5.07 - LOANS TO PARTICIPANTS  Upon proper application of a
- ------------------------------------
Participant who is an Employee currently receiving regular pay from the Employers (or as otherwise determined eligible for the

Participant loan program by the Retirement Committee) in such manner or method as determined appropriate by the Retirement Committee and communicated to the Participant, the Retirement Committee will direct the Trustee to make a loan to the Participant from the Trust Fund. Each Participant loan shall be treated as an allocated investment of the Participant's Accounts. The application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section 5.07.

        Section 5.07(a) A loan shall not be made that exceeds, or that together
        ---------------
        with any other outstanding loans made pursuant to this Section 5.07, would exceed the lesser of (i) fifty thousand dollars ($50,000) minus the excess, if any, of (a) the highest outstanding balance of loans to the Participant during the one (1) year period ending on the day before the date the loan is made, over (b) the outstanding balance of loans to the Participant from the Plan on the date the loan is made, or (ii) fifty percent (50%) of the Participant's Rollover Account, Salary Reduction Contribution Account and the vested percentage of his Employer Matching Contribution Account determined as of the Valuation Date coincident with or immediately preceding the date the loan application is received and approved by the Retirement Committee or its delegate.

        When a loan is made hereunder, funding for the loan will be made by utilizing the Participant's Accounts in the following order:

        (i)     Rollover Account;

        (ii)    Employer Matching Contribution Account; and

        (iii)   Salary Reduction Contribution Account.

        Furthermore, to the extent necessary to fund said loan, the Participant's directed investment funds for which his Accounts are invested pursuant to Section 4.04 hereof shall be liquidated first from the fund with the least amount of principal risk and then from the remaining investment funds, if necessary. For purposes of allocating investment earnings (or losses) under Section 4.02(a), such loan shall be treated as a withdrawal during the calendar quarter and weighted accordingly.

        Section 5.07(b) Only one (1) loan may be outstanding at any one time and
        ---------------
        the minimum loan that may be made shall be one thousand dollars
        ($1,000).

        Section 5.07(c) The term of repayment for the loan shall be that
        ---------------
        determined by the Participant, but shall not exceed the maximum term established by formal rules adopted by the Retirement Committee. Except for a loan for the purchase of a primary residence which may extend the term of the loan to twenty (20) years, the Retirement Committee's formal rules shall not allow a term in excess of five (5) years for any loan. Such formal rules shall be reduced to writing and shall be made available, upon request and free of charge, to any Participant.

        Section 5.07(d) The Participant may authorize his Employer to deduct, or
        ---------------
        shall otherwise make, approximately equal payments consisting of principal and interest (not less frequently than quarterly) from his compensation in the case of payroll deduction or personal resources where there is no payroll deduction, in such an amount as would permit the loan to be fully amortized over its term. The Employer shall transfer any such payroll deductions or payments to the Trustee as soon as reasonably practicable.

        Section 5.07(e) A Participant may repay, at any time, the total amount
        ---------------
        of the then outstanding principal balance of his loan, together with accrued interest, without premium or penalty.

        Section 5.07(f) The loan shall be made against the assignment of
        ---------------
        collateral of up to fifty percent (50%) of the Participant's vested Accounts (excluding his Deductible Employee Contribution Account, if any) determined at the time the loan is made evidenced by the Participant's promissory note and a security interest in other collateral as deemed appropriate by the Retirement Committee for the amount of such loan, including interest, payable to the order of the Trustee. Such note shall be held by the Trustee as an asset of the Trust Fund allocated only to the Participant to whom the loan is granted. Notwithstanding the provisions of Section 4.02(a) hereof, payments by a Participant representing interest shall be considered as investment income of the Trust Fund applicable only to the Participant.

        All payments by a Participant representing principal shall be debited against the outstanding balance of the loan. Such principal payments, and any interest payments hereunder, shall be credited to the Accounts of the Participant in proportion to the original funding of the loan from said Accounts and invested in the investment fund with the least amount of principal risk in proportion to the original funding of the loan from said Accounts.

        Section 5.07(g) The loan shall bear interest at prime rate plus one (1)
        ---------------
        of at least three (3) major banks (rounded to the next highest one-fourth of one percent (.025%). In order to receive a loan, the Participant shall pay, or cause to be paid, a fifty-dollar ($50) loan origination fee. In the case of a loan conversion initiated by the Participant upon Termination of Employment, he shall pay or cause to be paid a one-hundred-dollar ($100) conversion fee.

        Section 5.07(h) The terms of the promissory note for said loan shall
        ---------------
        provide that if the Participant defaults on the loan by not making payments when due, and if the entire balance due, including interest, is not paid by the Participant within thirty (30) days following notification to the Participant of the default, the Trustee, upon advice of such default from the Retirement Committee, shall execute upon the security of the Participant's Accounts (subject to the limitations in Section 5.07(f) above and limitations on distributions from a Participant's Salary Reduction Contribution Account or other Accounts as provided by law prior to Termination of Employment) in satisfaction of the unpaid debt.

        Section 5.07(i) No distribution under Sections 5.02, 5.09 and 5.10 shall
        ---------------
        be made to any Participant or Beneficiary unless and until all unpaid loans, including accrued interest, have been repaid (which may be offset from any benefit payment thereunder).

        If a loan to a Participant is outstanding on the date of his Termination of Employment, he may continue to keep the loan in force subject to the other limitations of this section and the terms of the loan. In the event the terminated Participant requests a distribution from the Plan, he may either pay the loan off completely or direct that the portion of his Account or Accounts equal to the outstanding balance of principal and interest on the loan be distributed in kind by distribution of the actual loan note.

SECTION 5.08 - LIMITATION ON TIMING OF DISTRIBUTIONS  Unless a Participant
- ----------------------------------------------------
cannot be located by the Retirement Committee after reasonable efforts, any payment of Plan benefits to the Participant hereunder shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the later of:

(i)     his Normal Retirement Age; or

(ii)    his Termination of Employment.

SECTION 5.09 - REQUIRED DISTRIBUTIONS   Except as otherwise provided in the
- -------------------------------------
next following paragraph, in no event shall a Participant's Plan benefits be paid later than the first day of April of the calendar year immediately following the calendar year during which he reaches Age seventy and one-half (70 1/2).

Notwithstanding the above provisions of this section to the contrary, in the case of a Participant who reaches Age seventy and one-half (70 1/2) before January 1, 1988, such Participant can defer the commencement of his benefit payment under the Plan until retirement (and Termination of Employment), provided such Participant is not a "five percent (5%) owner" of an Employer (as defined in section 416(i) of the Code) at any time during the calendar year in which he reaches Age sixty-six and one-half (66 1/2), or in any preceding Plan Year.

All distributions under the Plan shall satisfy Code section 401(a)(9) and regulations issued pursuant thereto.

A Participant's required distribution under this Section 5.09 shall commence in the same manner as if he retired under Sections 5.02-5.03 hereof. Plan benefits shall be paid in the payment form prescribed under Section 5.03 hereof. If the Participant's Accounts increase due to additional Employer Matching Contributions, Salary Reduction Contributions and investment earnings, his distributable amount shall be the balance of his accounts and his future payment of benefits shall be the form of payment provided for under Section 5.03.

If a Participant dies before receiving the entire value of his Accounts, any remaining value of his Accounts shall be payable to his Beneficiary or contingent Beneficiary as provided under Section 1.05 and Section 5.10 hereof.

SECTION 5.10 - ALTERNATE PAYMENT OF DEATH BENEFITS  If, at the time of a
- --------------------------------------------------
Participant's death while benefits are still outstanding, his Beneficiary does not survive him, his Accounts shall be paid (in the form of distribution provided under Section 5.03 hereof) to his contingent Beneficiary. If a deceased Participant is not survived by either a Beneficiary or contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single lump sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's
(i) spouse, (ii) children, per capita, (iii) parents, (iv) brothers and sisters, or (v) executors and administrators. If the Beneficiary or contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such benefit (if any) shall be paid in a single lump sum to the estate of such deceased Beneficiary or contingent Beneficiary. If the Retirement Committee cannot locate any Beneficiary or contingent Beneficiary entitled to receive any death benefit payable hereunder within two (2) years, such Beneficiary or contingent Beneficiary shall be deemed to have not survived the Participant and the above provisions of this Section 5.10 shall apply. At any time prior to a Participant's death, a Participant may change his designation of Beneficiary or contingent Beneficiary by filing a properly executed beneficiary designation form with the Retirement Committee which meets the requirements of Section 1.05 hereof.

Notwithstanding any provision in the Plan to the contrary, distributions upon the death of the Participant shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and regulations prescribed thereunder. If a Participant dies after receiving partial distribution of his Accounts, the balance will continue to be distributed at least as rapidly as under the method applicable to the Participant at his death. If a Participant dies before his distribution commences and the Beneficiary was not designated by the Participant, the balance of his Accounts must be distributed within five (5) years of his death. If the Beneficiary was designated by the Participant, the balance must be distributed to such Beneficiary over a period not greater than the Beneficiary's life expectancy, commencing not later than the end of the calendar year following the calendar year in which the Participant died [or, if the designated Beneficiary is the surviving spouse of the Participant, commencing not later than the end of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2)].

SECTION 5.11 - DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS
- ----------------------------------------------------------------------
Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Retirement Committee, from complying with the provisions of a "Qualified Domestic Relations Order" (as defined in section 414(p) of the Code). This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained the earliest retirement age under the Plan. To the extent permitted by applicable law, a distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age is available only:

(i) if the order specifies distribution at an earlier date than the Participant's earliest retirement age or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and

(ii) if when the present value of the alternate payee's benefits under the Plan exceeds three thousand five hundred dollars ($3,500), and if the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of his earliest retirement age.

Nothing in this section shall permit the alternate payee to receive a form of payment not permitted under the Plan.

The Retirement Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Retirement Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures of determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Retirement Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of the determination. The Retirement Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order.

If any portion of the Participant's benefit is payable during the period the Retirement Committee is making its determination of the qualified status of the domestic relations order, the Retirement Committee shall direct the Trustee to make a separate accounting of the amounts payable. If the Retirement Committee determines the order is a Qualified Domestic Relations Order within eighteen
(18) months of the date amounts first are payable following receipt of the order, the Retirement Committee shall direct the Trustee to distribute the payable amounts in accordance with the order. If the Retirement Committee does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Retirement Committee shall direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Retirement Committee later determines the order is a Qualified Domestic Relations Order.

SECTION 5.12 - TRANSFER OF INTEREST  The following provisions shall apply to
- -----------------------------------
distributions made under the Plan.

        Section 5.12(a) - Direct Rollover Option Notwithstanding any provision
        ----------------------------------------
        of the Plan to the contrary that would otherwise limit a distributee's election under this Section 5.12, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        Section 5.12(b) - Definitions  The following definitions shall apply:
        -----------------------------

        (i) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (ii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (iii) DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (iv) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         ARTICLE VI - THE PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE
         ------------------------------------------------------------

SECTION 6.01 - PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE  The Company shall
- ----------------------------------------------------------
be the Plan Administrator for the purposes of the Act and shall be considered the Retirement Committee hereunder unless the Company appoints one (1) or more persons to serve as members of the Retirement Committee to administer the Plan on behalf of the Plan Administrator. In the latter event, the Company shall notify the Trustee of the names of the members of the Retirement Committee and of any changes in membership that may take place from time to time.

SECTION 6.02 - TERM AND COMPENSATION OF RETIREMENT COMMITTEE  Any individual
- ------------------------------------------------------------
members of the Retirement Committee shall serve at the pleasure of the Company or until his earlier resignation, and vacancies shall be filled in the same manner as the original appointments. No compensation shall be paid to the members of the Retirement Committee for services on such Retirement Committee.

SECTION 6.03 - CLAIMS PROCEDURE  Subject to the limitations of the Plan the
- -------------------------------
Retirement Committee shall from time to time establish rules for the transaction of its business and for the administration of the Plan. Without limiting the generality of the preceding sentence, it is specifically provided that the Retirement Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. In case of any factual dispute hereunder, the Retirement Committee shall resolve such dispute giving due weight to all evidence available to it. The Retirement Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure.

In the event that the claim of any person to all or any part of any payment or benefit under the Plan shall be denied, the Retirement Committee shall provide to the claimant, within ninety (90) days after receipt of such claim (or, if an extension of time is required, not more than one hundred eighty (180) days after receipt of such claim), a written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, and (iv) an explanation of the Plan's claim procedure. In the event an extension of time is necessary in which to respond to the claim, the claimant shall be given written notice before the expiration of the initial ninety (90) day period setting forth the reasons for the extension and the date the Retirement Committee expects to render its decision.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Retirement Committee for a full and fair review. The claimant or his duly authorized representative may (i) request a review upon written notice to the Retirement Committee, (ii) review pertinent documents, and (iii) submit issues and comments in writing.

A decision by the Retirement Committee shall be made no later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after such receipt. If an extension of time is necessary, the claimant must be given written notification. The Retirement Committee's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

SECTION 6.04 - POWERS AND DUTIES OF THE RETIREMENT COMMITTEE  The Retirement
- ------------------------------------------------------------
Committee shall have such powers and duties, including, but not necessarily limited to, the following, which it deems necessary to discharge all of its responsibilities hereunder:

(i) to calculate and notify the Participants of the balance in their Accounts as of each Valuation Date;

(ii) to administer the Participant loan program under the Plan which shall incorporate all of the powers and duties enumerated herein as they would so apply to the administration of Participant loans;

(iii) consistent with the provisions of Section 5.07 hereof, to establish procedures from time to time which will enable the Retirement Committee to administer the Participant loan program;

(iv) to have complete and final discretionary authority to construe and interpret the Plan, control over the operation and administration of the Plan, including interpretation of all plan documents, decisions concerning all questions of eligibility to participate and the determination of the amount, manner and time of payment of any benefits hereunder and without limitation, the determination of all related or nonrelated questions and matters that arise under the Plan;

(v) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(vi) to prepare and distribute in such manner as the Retirement Committee determines to be appropriate, information explaining the Plan;

(vii) to receive from the Participants such information as shall be necessary for the proper administration of the Plan;

(viii) to receive, review and keep on file (as is deemed convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Retirement Committee;

(ix) to receive and to appoint others to receive from the Trustee or investment manager reports of each transaction involving assets of the Plan, as well as a quarterly report of assets and a quarterly record of transactions;

(x)     to receive process in legal actions against the Plan; and

(xi) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including accountants, legal counsel, recordkeeping and other consultants, and to delegate to such agents any powers and duties as the Retirement Committee may deem expedient or appropriate.

The Retirement Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

SECTION 6.05 - DIRECTING PAYMENTS  The persons authorized by the Retirement
- ---------------------------------
Committee shall direct the Trustee in writing to make payments from the Trust Fund to Participants or Beneficiaries who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the Participant, his address, his Social Security number, and the amount and form of his benefit payments.

SECTION 6.06 - NON-DISCRIMINATION  The Retirement Committee shall not take
- ---------------------------------
action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Retirement Committee which would be discriminatory in favor of Participants or Employees who are officers, or highly-compensated employees of an Employer, or which would result in benefiting one Participant, or group of Participants, at the expense of another.

SECTION 6.07 - LEGAL COUNSEL  The Retirement Committee may consult with legal
- ----------------------------
counsel (who may also be legal counsel to an Employer) concerning any question which may arise with reference to its duties under the Plan and the opinion of such legal counsel shall be full and complete protection with respect to any action taken or suffered by the Retirement Committee hereunder in good faith and in accordance with the opinion of such legal counsel.

SECTION 6.08 - INDEMNIFICATION  The Employers shall indemnify and save
- ------------------------------
harmless the Retirement Committee and any other fiduciary who is also an officer, director or employee of an Employer, and hold each of them harmless from and against all claims, loss, damages, expense and liability arising from their responsibilities in connection with the administration of the Plan which is not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

SECTION 6.09 - REQUIRED VOTE; RECORDS  Except as otherwise specifically
- -------------------------------------
provided in the Plan, every decision and action of the Retirement Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Retirement Committee shall select a Secretary, who may or may not be a Participant of the Plan or a member of the Retirement Committee, and any other officers deemed necessary, and shall adopt rules governing its procedures not inconsistent herewith. The Retirement Committee shall keep a permanent record of its meetings and actions.

                 ARTICLE VII - THE TRUST FUND AND THE TRUSTEE
                 --------------------------------------------

SECTION 7.01 - TRUST AGREEMENT  The Company has entered into a Trust
- ------------------------------
Agreement with the Trustee to hold the funds set aside pursuant to the Plan.

SECTION 7.02 - TRUST FUND  The Trustee shall maintain the Trust Fund to hold
- -------------------------
the assets of the Accounts of the Plan Participants. The Trustee shall have all the powers and duties enumerated in the Trust Agreement and shall keep separate records reflecting the investment earnings (or losses), receipts, disbursements, purchases, sales and list of holdings of such assets. The investment earnings (or losses) of the Trust Fund shall be allocated by the Retirement Committee to the Participant Accounts pursuant to Section 4.02(a) hereof.

SECTION 7.03 - NON-REVERSION; EXCLUSIVE BENEFIT CLAUSE  The Trust Fund shall
- ------------------------------------------------------
be received, held in trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and the Plan. Except as provided in Section
3.06 hereof with respect to mistaken contributions and non-deductible contributions, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in the Plan or the Trust Agreement.

SECTION 7.04 - REMOVAL OF TRUSTEE  The Company may remove the Trustee at any
- ---------------------------------
time upon the notice required by the terms of the Trust Agreement and upon such removal or resignation, the Company shall appoint a successor Trustee.

SECTION 7.05 - POWERS OF TRUSTEE  Except as otherwise provided in the Trust
- --------------------------------
Agreement and the Plan, the Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds.

SECTION 7.06 - TRUST AGREEMENT PART OF PLAN  The Trust Agreement shall be
- -------------------------------------------
deemed to form a part of the Plan and the rights of Participants or others under the Plan shall be subject to the provisions of the Trust Agreement.

SECTION 7.07 - TRUSTEE'S SETTLEMENT OF ACCOUNTS  The Trust Agreement may
- -----------------------------------------------
contain provisions granting authority to the Company to settle the accounts of the Trustee on behalf of all persons having or claiming interest in the Trust Fund.

                   ARTICLE VIII - AMENDMENT AND TERMINATION
                   ----------------------------------------

SECTION 8.01 - AMENDMENT  The Company hereby reserves the right at any time,
- ------------------------
by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendment effective retroactively, if necessary, to bring the Plan into conformity with any governmental regulations which must be complied with so that the Plan and Trust Fund shall qualify under section 401(a) of the Code. No modification or amendment shall make it possible for the Trust assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries except as provided in Section 3.06 hereof with respect to mistaken contributions and nondeductible contributions.

Except as otherwise permitted by law, it is further provided that no such amendment or modification shall have the effect of decreasing, either directly or indirectly, any Participant's Plan benefits hereunder. This prohibition against any reduction includes certain early retirement benefits, a retirement type subsidy and certain optional forms of benefits as further defined in section 411(d)(6) of the Code and regulations issued thereunder.

SECTION 8.02 - TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS; PARTIAL
- --------------------------------------------------------------------
TERMINATION  The Company may, by action of its Board of Directors, unilaterally
- -----------
terminate the Plan at any time as applicable to all Employers under the Plan. Any Employer may, by action of its Board of Directors, terminate its participation in the Plan at any time. After a unilateral termination by the Company, notwithstanding any provisions of the Plan to the contrary, (i) no Employee shall become a Participant, (ii) no contributions shall be made (unless they are pursuant to a receivable), (iii) any then existing Accounts of a former Employee which have not become a Forfeiture shall be nonforfeitable, and (iv) the Accounts of each Participant in the employ of an Employer at the time of such termination shall be nonforfeitable.

The Company may, by action of its Board of Directors, direct the complete discontinuance of all contributions by all Employers and Participants under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no Employee shall become a Participant after such discontinuance,
(ii) any then existing Accounts of a former Employee which have not become a Forfeiture shall be nonforfeitable, and (iii) the Accounts of each Participant in the employ of an Employer at the time of such discontinuance shall be nonforfeitable. This section is not applicable if one Employer discontinues its contributions while one or more other Employers continue to make contributions.

If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan or for any other reason, which partial termination shall be confirmed by the Retirement Committee, notwithstanding any provisions of the Plan to the contrary, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable.

SECTION 8.03 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION; DISCONTINUANCE OF
- ---------------------------------------------------------------------------
CONTRIBUTIONS; PARTIAL TERMINATION  If the Company terminates the Plan, or there
- ----------------------------------
is a complete discontinuance of contributions, or there is a partial termination of the Plan, the Retirement Committee shall compute the value of the Accounts of the affected Participants (as of a specially called Valuation Date, or at the next scheduled Valuation Date). The Accounts of each such Participant shall, at the discretion of the Company, be either (i) distributed in the manner otherwise provided in Section 5.03 hereof in cash, or (ii) continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, Total and Permanent Disability or Termination of Employment.

In the event of a distribution upon plan termination as provided above, such distribution shall be made in accordance with Sections 1.05, 5.02, 5.03, 5.04, 5.09, 5.10 and 5.11 of the Plan and the remaining operative provisions of the Plan shall control.

SECTION 8.04 - AMENDMENT TO VESTING SCHEDULE  Although the Company reserves
- --------------------------------------------
the right to amend the vesting schedule in Section 5.02 hereof at any time, the Company shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the nonforfeitable percentage of any Participant's Accounts (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of the Plan is amended, any Participant who has completed three (3) Years of Vesting Service, may elect to have the vested percentage of his Accounts determined under Section 5.02 hereof, computed under the Plan without regard to such amendment by notifying the Retirement Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(i) the date which is sixty (60) days after the day such amendment is adopted;

(ii) the date which is sixty (60) days after the day such amendment becomes effective; or

(iii) the date which is sixty (60) days after the day the Participant is given written notice of such amendment by the Retirement Committee.

Any election made pursuant to this Section 8.04 shall be irrevocable. The Retirement Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS
                     -------------------------------------

SECTION 9.01 - PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS  In the case
- ---------------------------------------------------------------
of any merger, consolidation, or transfer of assets or liabilities to any other plan, such plan shall provide that each Participant would, if the plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

SECTION 9.02 - SPENDTHRIFT CLAUSE  Except for the portion of a Participant's
- ---------------------------------
Accounts held as collateral by the Plan against Participant loans under Section
5.07 hereof, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above and consistent with the provisions of Section 5.11, this Section 9.02 does not preclude the Trustee from complying with a "Qualified Domestic Relations Order" as defined in section 414(p) of the Code. If any court of competent jurisdiction orders the Retirement Committee to do anything inconsistent with the provisions of this section, unless and until the order is set aside, annulled, withdrawn or otherwise released or satisfied, the Retirement Committee (i) shall upon receipt of the order, give written notice to the Participant or his Beneficiary as appropriate, of the service of the order, the contents of the order and the Retirement Committee's intent to comply subject to the provisions of this section; and (ii) may refrain from taking any action that may prevent it from complying with the order at the appropriate time; provided, however, that notwithstanding anything contained in the Plan to the contrary, benefits not payable to a Participant under the terms of the Plan at the time the order becomes effective shall not be subject to attachment. If any Participant or Beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit prior to actually being received by the Participant, the Trustee shall recognize the anticipation, alienation, sell, transfer, assignment, pledge, encumbrance or charge only to the extent permitted by ERISA and, to the extent not preempted by ERISA, applicable local law.

SECTION 9.03 - PLAN VOLUNTARY  Although it is the intention of the Company
- -----------------------------
and the Employers that the Plan shall be continued and contributions made regularly, the Plan is entirely voluntary on the part of the Company and the Employers and the continuance of the Plan and any payments hereunder are not assumed as a contractual obligation of the Company and the Employers.

SECTION 9.04 - RESERVATION OF RIGHT TO SUSPEND OR DISCONTINUE CONTRIBUTIONS
- ---------------------------------------------------------------------------
The Company and Employers specifically reserve the right in their sole and uncontrolled discretion and by their official and authorized acts to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods or to discontinue at any time their contributions under the Plan.

SECTION 9.05 - NON-GUARANTEE OF EMPLOYMENT  Nothing contained in the Plan
- ------------------------------------------
shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or an Employer or to interfere with the right of the Company or an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

SECTION 9.06 - GOVERNING LAW  The Plan shall be construed in accordance with
- ----------------------------
the laws of the State of Arkansas except where such laws are superseded by the Act or the Code, in which case the Act or the Code, as the case may be, shall control.

SECTION 9.07 - FACILITY OF PAYMENT  In making any distribution to or for the
- ----------------------------------
benefit of any minor or incompetent Participant or Beneficiary, the Retirement Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian of such minor or incompetent and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent and the receipt of such guardian shall be a complete discharge to the Trustee without any responsibility on its part or on the part of the Retirement Committee to see to the application thereof.

SECTION 9.08 - FIDUCIARIES  For the purposes of Part 4 of Title I of the Act,
- --------------------------
the Company, each Employer, the Trustee and the Retirement Committee, shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of the Plan and Trust insofar as this document is consistent with the provisions of Title I of the Act. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the Retirement Committee are duties of the Company.

SECTION 9.09 - ALLOCATION OF FIDUCIARY RESPONSIBILITIES  The Company shall be
- -------------------------------------------------------
responsible for the administration and management of the Plan except for those duties herein specifically allocated to the Employers, the Trustee or the Retirement Committee. The Trustee shall have exclusive responsibility for the management and control of the assets of the Plan except as otherwise provided in the Plan and Trust Agreement. The Retirement Committee shall have exclusive responsibility for all matters specifically delegated to it by the Company or the Employers in the Plan. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.

SECTION 9.10 - SUCCESSOR EMPLOYERS  In the event of a merger or consolidation
- ----------------------------------
of an Employer or transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association, at its election, for the continuance of this agreement and the retirement plan created hereunder by such successor entity. Such successor shall, upon its election to continue the Plan, be substituted in place of such Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor. Upon notice of such substitution accompanied by a certified copy of the resolutions of the governing board of such Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of such former Employer.

SECTION 9.11 - MISSING PERSONS  The Retirement Committee shall direct the
- ------------------------------
Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall be construed as if the Employee had died. Before this provision becomes operative, the Trustee (or the Retirement Committee) shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be so construed. Any such amounts shall be held by the Trustee for a period of three
(3) additional years (or a total of eight (8) years from the time the benefits first become payable). If no distributee can be found, then, any unclaimed benefits shall be considered a "forfeiture" and applied in accordance with
Section 3.03(c) hereof in the Plan Year in which the forfeiture occurs. If the Participant ever makes a claim thereafter, his benefit previously forfeited shall be reinstated.

While payment is pending, the Retirement Committee shall direct the Trustee to hold the Participant's benefits in a segregated account which shall be invested in U.S. Government obligations, certificates of deposit, or other obligations providing a stated rate of return. The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs. Any payment made pursuant to the power herein conferred upon the Retirement Committee shall operate as a complete discharge of all obligations of the Trustee and the Retirement Committee, to the extent of the distributions so made.

SECTION 9.12 - SEVERABILITY CLAUSE  In the event any provisions of the Plan
- ----------------------------------
document shall be held illegal or invalid for any reasons, the illegality or invalidity shall not affect the remaining provisions of the Plan document, which shall be fully severable and the Plan document shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

SECTION 9.13 - TEXT OF PLAN DOCUMENT CONTROLS  Titles of Articles in the Plan
- ---------------------------------------------
are inserted for convenience of reference only and in the event of any conflict, the text of this instrument, rather than such titles, shall control.

SECTION 9.14 - PLAN AND TRUST EXPENSES  To the extent not paid out of the
- --------------------------------------
Trust as authorized by the Company, all Plan and Trust expenses shall be paid by the Employers.

            ARTICLE X - PARTICIPATION BY AFFILIATES OF THE COMPANY
            ------------------------------------------------------

SECTION 10.01 - ADOPTION BY AFFILIATES  Any corporation or other business
- --------------------------------------
entity which is an Affiliate (as defined in Article I) which includes the Company, may, with the consent of the Company, adopt the Plan for its Employees. Such adoption shall be made by resolution of such corporation's governing board and an instrument executed by its officers pursuant thereto. The provisions of the Plan shall apply to each Employer severally, except as (i) provided in the instrument adopting the Plan and Trust, and (ii) otherwise specifically provided herein.

SECTION 10.02 - AMENDMENT  If the Plan and Trust are amended by the Company
- -------------------------
after they are adopted by an Affiliate, unless otherwise expressly provided, they shall be treated as so amended by such Affiliate without the necessity of any action on its part.

                       ARTICLE XI - TOP HEAVY PROVISIONS
                       ---------------------------------

SECTION 11.01 - ADDITIONAL DEFINITIONS  The following definitions shall apply
- --------------------------------------
as used herein and elsewhere in the Plan.

        Section 11.01(a) - Aggregation Group The term "Aggregation Group" means
        ------------------------------------           -----------------
        either a "Required Aggregation Group" or a "Permissive Aggregation
                  --------------------------        ----------------------
        Group" as hereinafter determined.
        -----

        (i)     Required Aggregation Group In determining a Required Aggregation
                --------------------------
                Group hereunder, each plan of the Employers in which a Key Employee is a Participant, and each other plan of the Employers which enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or section 410 of the Code, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

        (ii)    Permissive Aggregation Group The Employers may also include any
                ----------------------------
                other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of section 401(a)(4) and section 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

                No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

        (iii)   Included Plans Only those plans of the Employers in which the
                --------------
                Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

        (iv)    Terminated Plans An Aggregation Group shall include any
                ----------------
                terminated plan of the Employers if it was maintained within the last five (5) years ending on the Determination Date.

        Section 11.01(b) - Determination Date The term "Determination Date"
        -------------------------------------           ------------------
        shall mean (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

        Section 11.01(c) - Key Employee The term "Key Employee" shall have the
        -------------------------------           ------------
        same meaning as is specified in section 416(i) of the Code, to wit:

        (i) an officer of the Employers (including an employer required to be aggregated under Code sections 414(b), (c), (m) and (o)) having Top Heavy Compensation for the Plan Year greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which such Plan Year ends. Further, for these purposes, after aggregating all employees required to be aggregated under Code sections 414(b), (c), (m),
                (n) and (o), no more than fifty (50) employees - or if lesser, the greater of three (3) employees or ten percent (10%) of the employees - shall be treated as officers. For purposes of determining the number of officers taken into account, employees described in Code section 414(q)(8) shall be excluded. Determination of who is an officer shall be made by the Retirement Committee based on all the facts and circumstances, including, but not limited to, the source of authority, the term, the nature and extent or limits of duty. Generally, the term means an administrative executive in regular and continuous service. A partner of a partnership will not be treated as an officer merely because he owns a capital or profits interest in the partnership, exercises his voting rights as a partner and may for limited purposes be authorized to and does in fact act as an agent of the partnership;

        (ii) one (1) of the ten (10) employees having Top Heavy Compensation from the Employers for the Plan Year, in excess of the limitation in effect under Code section 415(c)(1)(A) for the calendar year in which the Plan Year ends, owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)(iii)(I)) both more than a one-half
                                                   ---------
                percent (1/2%) ownership interest and the largest interests in
                                                  ---     -------
                the Employers. If two (2) or more employees have the same percentage interest during the testing period, the employee having greater Top Heavy Compensation from the Employers for the Plan Year during any part of which that ownership interest existed, shall be treated as having a larger interest (see Internal Revenue Service Regulations 1.416-1, T-19);

        (iii) A "five percent (5%) owner" of an Employer which means any person who owns (or is considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)(iii)(I)) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer (if an Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer). In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) shall be treated as separate employers; and

        (iv) A "one percent (1%) owner" of an Employer having Top Heavy Compensation from an Employer of more than one hundred fifty thousand dollars ($150,000). "One percent (1%) owners" means any person who owns (or is considered as owning within the meaning of Code section 318 as modified by Code section 416(i)(1)(B)(iii)(I)) more than one percent (1%) of the outstanding stock of an Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of an Employer (if an Employer is not a corporation, any person who owns more than one percent (1%) of the capital or profits interest in the Employer). In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has Top Heavy Compensation of more than one hundred fifty thousand dollars ($150,000), Top Heavy Compensation from the Employers required to be aggregated under Code sections 414(b), (c), (m) and (o) shall be taken into account.

                The term Key Employee as of any Determination Date shall be applied to any Participant, former Participant or retired Participant (or his spouse or Beneficiary) who was a Key Employee during the Plan Year (ending with such Determination
                Date) or in any of the four (4) immediately preceding Plan Years (the "testing period").

        Section 11.01(d) - Non-Key Employee The term "Non-Key Employee" shall
        -----------------------------------           ----------------
        mean an employee who is not a Key Employee.

        Section 11.01(e) - Top Heavy Compensation Except as used in Section
        -----------------------------------------
        11.04, the term "Top Heavy Compensation" shall mean "compensation" as
                         ----------------------
        defined in section 414(q)(7) of the Code. For purposes of Section 11.04 herein, the term "Top Heavy Compensation" shall mean "compensation" as defined in Treasury Regulation section 1.415-2(d).

        Section 11.01(f) - Top Heavy Group The term "Top Heavy Group" shall mean
        ----------------------------------           ---------------
        an Aggregation Group in which, as of the Determination Date, the sum of:

        (i) the accounts of Key Employees under all defined contribution plans included in the group, and

        (ii) the present value of accrued benefits of Key Employees under all defined benefit plans included in the group,

        exceeds sixty percent (60%) of a similar sum determined for all Participants.

SECTION 11.02 - APPLICATION  The Plan shall be a "Top Heavy Plan" for any
- ---------------------------                       --------------
Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (i) the sum of accounts of Key Employees, and (ii) the present value of the accrued benefits of Key Employees under the Plan and all plans of an Aggregation Group exceed sixty percent (60%) of the accounts and sixty percent (60%) of the present value of accrued benefits of all Key Employees and Non-Key Employees under the Plan and all plans of such Aggregation Group. Furthermore, each plan of the Employers (which may include the Plan) which is part of a Required Aggregation Group that is a Top Heavy Group shall be treated as a Top Heavy Plan.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's accounts and/or present value of accrued benefits shall not be taken into account for purposes of determining whether the Plan is a Top Heavy

Plan (or whether any Required Aggregation Group which includes the Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, the accounts and/or present value of accrued benefits for such Participant or former Participant shall not be taken into account for the purposes of determining whether the Plan is a Top Heavy Plan.

In the case of a defined contribution plan, any accounts established on behalf of a Key Employee or Non-Key Employee shall be considered using the fair market value of such accounts as determined under the provisions of the applicable plan (including the Plan) upon the most recent valuation date occurring within a twelve (12) month period ending on the Determination Date. Any distributions or benefit payments from the Plan and all plans of an Aggregation Group made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years shall be included in such calculations. In the case of a defined benefit plan, the present value of accrued benefits as of any Determination Date must be determined as of the most recent plan valuation date which is within a twelve (12) month period ending on the Determination Date.
For this purpose, the valuation date must be the same valuation date for computing plan costs for minimum funding. The present value of accrued benefits for purposes of computing the Top Heavy Plan percentages herein shall be determined on the basis of the respective interest and mortality assumptions of each plan, if applicable.

Notwithstanding the above provisions to the contrary, with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one (1) employer to a plan maintained by another employer), the Plan shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participants aggregate account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's aggregate account balance.

SECTION 11.03 - SPECIAL VESTING RULE  Notwithstanding the provisions of
- ------------------------------------
Section 5.02 hereof to the contrary, if the Plan is a Top Heavy Plan, a Participant shall be fully vested hereunder upon the completion of five (5)Years of Vesting Service and shall be partially vested after two (2) Years of Vesting Service as determined in accordance with the following schedule:

          YEARS OF VESTING SERVICE    VESTED PERCENTAGE
          ------------------------    -----------------
             Less than 2                       0%

             2 but less than 3                20%

             3 but less than 4                50%

             4 but less than 5                75%

             5 or more                       100%

In the event the Plan is no longer deemed to be a Top Heavy Plan, then the vesting schedule herein above provided shall no longer be applicable and the vesting schedule in Section 5.02 shall again be applicable. However, upon the reinstatement of Section 5.02, the following provisions shall become applicable:

(i) in no event will any Participant's vested Accounts, as of the date the Plan ceases to be a Top Heavy Plan, be reduced as a result of such change in the vesting schedule as hereinabove provided; and

(ii) each Participant who has completed at least three (3) Years of Vesting Service at the time of such change shall be given the right, within a reasonable period of time after the Plan ceases to be a Top Heavy Plan, to remain under the vesting schedule in effect on the last day that the Plan was deemed to be a Top Heavy Plan.

SECTION 11.04 - SPECIAL MINIMUM CONTRIBUTIONS  During any Plan Year in which
- ---------------------------------------------
the Plan is a Top Heavy Plan, the Employers shall make a minimum contribution for the benefit of each Participant who is a Non-Key Employee in an amount which is equal to or exceeds the lesser of (i) three percent (3%) of such Non-Key Employee Participant's Top Heavy Compensation, or (ii) a percentage of such Non-Key Employee Participant's Top Heavy Compensation, such percentage being equal to the percentage at which contributions are made under the Plan for the Plan Year for the Key Employee for whom such percentage is highest.

For purposes of the minimum contributions herein, the percentage of any Key Employee shall be equal to the ratio of the sum of the Salary Reduction Contributions and Employer Matching Contributions allocated on behalf of the Key Employee divided by the Top Heavy Compensation of such Key Employee.

For any Plan year in which this is a Top Heavy Plan, the minimum contribution set forth above shall be allocated to the Employer Matching Contribution Accounts of all Non-Key Employees who are Participants and who are employed by the Employers on the last day of the Plan Year, including Non-Key Employees who have (i) failed to complete a Year of Vesting Service, and (ii) declined to make Salary Reduction Contributions to the Plan.

                                  SIGNATURES
                                  ----------

IN WITNESS WHEREOF, the Company has caused the Plan to be executed this _____ day of _______________, 1994, to be effective as of January 1, 1995 unless otherwise provided herein.

Attest: (SEAL)                J.B. HUNT TRANSPORT SERVICES, INC.
                              the "Company"



BY:________________________   BY:______________________________________

                              TITLE:___________________________________